UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.      )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule 14a-12

THESTREET.COM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                         April 23, 2007

Dear Stockholder:

          I am pleased to invite you to attend TheStreet.com’s Annual Meeting of Stockholders, which will be held on Thursday, May 24, 2007, at 10:00 a.m at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004. All stockholders of record as of the close of business on April 3, 2007 are entitled to vote at the Annual Meeting. I urge you to be present in person or represented by proxy at the Annual Meeting.

          The enclosed Notice of Annual Meeting and Proxy Statement fully describe the business to be transacted at the Annual Meeting, which includes (i) the election of three directors of the Company, (ii) a proposal to approve the Company's 2007 Performance Incentive Plan and (iii) the ratification of the appointment of Marcum & Kliegman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

          The Company’s Board of Directors believes that a favorable vote on each of the matters to be considered at the Annual Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” each such matter. Accordingly, I urge you to review the accompanying material carefully and to vote as soon as possible. You may vote by marking, signing, dating and returning the enclosed proxy card. Alternatively, you may vote over the Internet or by telephone.

          Directors and officers of the Company will be present to help host the Annual Meeting and to respond to any questions that you may have. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote on the Internet, by telephone, or by completing and mailing a traditional proxy card. Please review the instructions on the proxy card regarding each of these voting options.

          Thank you for your ongoing support of TheStreet.com.

Sincerely, Thomas J. Clarke, Jr. Chairman of the Board

[THIS PAGE INTENTIONALLY LEFT BLANK]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 24, 2007

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TheStreet.com, Inc. (the “Company”) will be held on Wednesday, May 24, 2007, at 10:00 a.m., at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004. A proxy card and a Proxy Statement for the Meeting are enclosed.

           The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of three Class II Directors for three-year terms expiring at the Company’s Annual Meeting of Stockholders in 2010;

2.	A proposal to approve TheStreet.com, Inc. 2007 Performance Incentive Plan;

3.	The ratification of the appointment of Marcum & Kliegman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

4.	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

           The close of business on April 3, 2007 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

           Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

           YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE. YOU MAY VOTE ON THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors, Jordan Goldstein Secretary

New York, New York
April 23, 2007

THESTREET.COM, INC.
14 Wall Street
New York, NY 10005
(212) 321-5000
___________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 24, 2007
___________

          This Proxy Statement is being first mailed on or about April 23, 2007 to stockholders of TheStreet.com, Inc. (the “Company” or “TheStreet.com”) at the direction of the Board of Directors of the Company (the “Board”) to solicit proxies in connection with the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 24, 2007, commencing at 10:00 a.m., at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, or at such other time and place to which the Annual Meeting may be adjourned or postponed. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

Purpose of the Annual Meeting

          The purpose of the Annual Meeting is to elect directors and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

          Only stockholders are invited to attend the Annual Meeting. Proof of ownership of TheStreet.com stock, along with personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, please bring personal identification (including photo identification) with you so we can check your name against our list of record holders. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

          No cameras (including cell phone cameras), recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Stockholders Entitled to Vote

          The close of business on April 3, 2007 is the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 28,086,331 shares of common stock. The common stock constitutes the only outstanding class of voting securities of the Company.

          Most stockholders of TheStreet.com hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

  Stockholder of Record — If your shares are registered directly in your name with TheStreet.com’s transfer agent, American Stock Transfer & Trust Co., you are considered the stockholder of record of those shares and these proxy materials are being sent directly to you by TheStreet.com. As the stockholder of record, you have the right to grantyour voting proxy directly to TheStreet.com or to vote in person at the Annual Meeting.

  Beneficial Owner — If your shares are held in a stock brokerage account, by a bank, brokerage firm, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, brokerage firm, trustee, or nominee which is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, brokerage firm, trustee, or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting. Your bank, brokerage firm, trustee, or nominee is obligated to provide you with a voting instruction form for you to use. A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the Internet or by telephone. If your bank or brokerage firm is participating in such a program, your voting form will provide instructions. If your voting form does not contain Internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your bank, brokerage firm, trustee or other nominee.

Proposals You Are Asked to Vote On and the Board’s Voting Recommendations

		Proposals:	Board’s Voting Recommendation:
1	.	Election of directors.	“FOR” each nominee to the Board
2	.	Approve of the Company's 2007 Performance Incentive Plan.	“FOR”
3	.	Ratification of the appointment of Marcum & Kliegman LLP as	“FOR”
TheStreet.com’s independent registered public accounting firm.

          The Board is not aware of any matters, other than the proposals described in this Proxy Statement, to be presented for a vote at the Annual Meeting. In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote from one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” Where you have appropriately specified how a proxy is to be voted, it will be voted accordingly. If you sign a proxy card or voting instruction form with no further instructions, the shares will be voted in accordance with the Board’s voting recommendations as specified above. Additionally, if you are a stockholder of record and you grant a proxy, any of the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and our Bylaws.

Quorum and Voting Requirements to Elect Directors and Approve Each of the Proposals

          Quorum

          The presence (in person or by proxy) of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, brokerage firm, trustee, or nominee that is considered the stockholder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received specific voting instructions for that proposal from the beneficial owner.

          Voting Requirements

          Under current rules of the New York Stock Exchange to which its members are subject, certain proposals are considered “discretionary” items upon which brokerage firms holding shares of common stock in “street name” may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Discretionary items include the election of directors and the ratification of Marcum & Kliegman LLP as our independent registered public accounting firm. On these matters, your bank, brokerage firm, trustee, or nominee that is considered the stockholder of record may vote your shares held in street name even if you have not given them specific voting instructions. However, the proposal to approve the Company's 2007 Performance Incentive Plan is considered non-discretionary. Accordingly, if you do not provide specific voting instructions for that proposal, a broker non-vote will occur. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

  Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

  The Proposal to Approve the Company's 2007 Performance Incentive Plan — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. An abstention will have the same effect as a vote against this proposal.

  The Ratification of the Appointment of Marcum & Kliegman LLP as our Independent Registered Public Accounting Firm — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. An abstention will have the same effect as a vote against this proposal.

          Stockholder ratification of the selection of Marcum & Kliegman LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Audit Committee of the Board of Directors is submitting the selection of Marcum & Kliegman LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Voting Methods

          If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you wish to vote at the meeting, by bringing the enclosed proxy card or using the ballot provided at the meeting. If you are the beneficial owner of shares held in street name, you must submit voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the instructions included on your proxy card or, for shares held in street name, the voting instruction form included by your broker or nominee. If your shares are held in street name and you wish to vote at the meeting, you will need to contact the broker, trustee or nominee that holds your shares to obtain a “legal proxy” to bring to the meeting.

          The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction form. Telephone and Internet voting for both stockholders of record and beneficial owners will be available 24 hours a day, and will close at 11:59 p.m. (Eastern Time) on May 23, 2007, the day before the Annual Meeting.

  Vote by Internet — If you have Internet access, you may vote from any location in the world 24 hours a day, 7 days a week, at the Web site that appears on your proxy card or voting instruction form. Have your proxy card or voting instruction form in hand when you access the Web site and follow the instructions.

  Vote by Telephone — If you live in the United States, you may use any touch-tone telephone to vote toll-free 24 hours a day, 7 days a week. Have your proxy card or voting instruction form in hand when you call.

  Vote by Mail — You may do this by signing and mailing your proxy card or, for shares held in street name, the voting instruction form included by your broker or nominee and mailing it. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Please return it in the postage-paid envelope provided so that it is received by May 23, 2007.

          All shares that have been properly voted and not revoked will be voted at the Annual Meeting. A representative of American Stock Transfer & Trust Co., our transfer agent, will tabulate the votes and act as the inspector of election.

Changing Your Vote

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held in street name, you may change your vote by submitting new voting instructions to your broker or nominee. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Householding

          Securities and Exchange Commission rules now allow the Company to deliver a single copy of our Proxy Statement and Annual Report on Form 10-K to two or more registered stockholders residing at the same address if we believe the stockholders are members of the same family. This practice, known as “householding,” is designed to eliminate your receipt of duplicate mailings and to reduce our printing and postage costs. Accordingly, your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting us at the following address: TheStreet.com, Inc., 14 Wall Street, 15th Floor, New York, NY 10005, Attention: Investor Relations, or by telephone at (212) 321-5000.

          If your shares are held in street name, meaning through bank or brokerage accounts, you may have received a householding notice from your bank or broker. Stockholders who did not respond that they do not want to participate in householding are deemed to have consented to it, and only one copy of the proxy materials is being sent to them. Each stockholder will continue to receive a separate voting instruction form. Stockholders wishing to change this election with their bank or broker may contact their bank or broker directly, or contact Householding Elections by calling 1-800-542-1061, and be prepared to provide their name, the name of the brokerage firms or banks where their shares are held, and their account numbers. The revocation of a consent to householding will be effective 30 days following its receipt.

          Copies of this Proxy Statement and our Annual Report on Form 10-K are available in digital form for download or review in the Investor Relations section of our web site at www.thestreet.com/ir, under “Financial Information—SEC Filings.”

Lists of Stockholders

          The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the meeting for any purpose germane to the meeting, between the hours of 9:30 a.m. and 4:30 p.m. (Eastern Time) at our principal executive offices at 14 Wall Street, 15th Floor, New York, NY 10005, by contacting the Secretary of the Company at least 24 hours in advance.

Costs of Proxy Solicitation

          All costs incurred in the solicitation of proxies will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit proxies by mail, facsimile, email, telephone or in person, without additional compensation. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding proxy and solicitation materials to the beneficial owners of common stock.

PROPOSAL 1
ELECTION OF DIRECTORS

          In accordance with our Certificate of Incorporation, our Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, which are as equal in number as possible. Members of each class hold office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified.

          The names of the nominees and current directors, their ages as of the date of the Annual Meeting, and certain other information about them are set forth below.

Nominees for Director

          Daryl Otte, William R. Gruver and Jeffrey M. Cunningham have each been nominated for election at the Annual Meeting to serve as a director for a three-year term expiring at our Annual Meeting of Stockholders in 2010, or until his respective successor has been duly elected and qualified. Each of these nominees has consented to being named in this Proxy Statement as a nominee of the Board of Directors and to serve if elected. It is intended that the persons named in the proxy will vote for the election of each of the three nominees. In case any of the three nominees should become unavailable for election to the Board of Directors prior to the Annual Meeting for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote for a substitute nominee.

          The nominees for election at the Annual Meeting as Class II directors are as follows:

          Daryl Otte, age 45. Mr. Otte has served as a director of TheStreet.com since June 2001. Mr. Otte is a founding partner of Montefiore Partners, a venture capital investment fund management firm. Prior to founding Montefiore Partners in 2000, Mr. Otte was senior vice president and member of the executive committee of Ziff-Davis, Inc., a leading media company. During his service at Ziff-Davis from 1995 through 2000, Mr. Otte initiated and managed acquisition and development projects and venture investments, including some of the early commercialization efforts of the Internet. Prior to Ziff-Davis, Mr. Otte also worked at various development and finance positions at Reed Elsevier PLC in the United States and abroad and in management consulting for Arthur Young & Company. During 2006, Mr. Otte attended 100% of the meetings of the board and 100% of the meetings of the Audit Committee.

          William R Gruver, age 62. Mr. Gruver, a director of TheStreet.com since October 2003, spent 20 years at Goldman, Sachs & Co., where he was general partner and served as Chief Administrative Officer of the equities division until his retirement from the firm in 1992. Still active in finance and business, he sits on the board of several other companies, works as an international strategic consultant for financial firms in the U.S., the U.K., Italy and Switzerland, and is also a national arbitrator of the National Association of Securities Dealers. Mr Gruver currently serves as an Adjunct Professor and as the Distinguished Executive-in-residence at Bucknell University. During 2006, Mr. Gruver attended 100% of the meetings of the Board and 100% of the meetings of the Audit and Compensation Committees.

          Jeffrey M. Cunningham, age 54. Mr. Cunningham was appointed to the Board in March 2006. From 1980 to 1998, Mr. Cunningham served in several capacities at Forbes, Inc., including publisher of Forbes magazine from 1993 to 1998. From 1998 to 2000, he served as president of the Internet media group of CMGI, Inc., an Internet incubator. From 2000 to 2002, he served as Managing Director of the Internet Finance Partners fund of Schroders plc. He has also served as managing director of New England Ventures LLC, an advisory and investment firm with interests in media and technology. In 2002, Mr. Cunningham founded Newsmarkets LLC, a publishing and Internet services firm and the publisher of Directorship magazine, and currently serves as its chairman. He also serves as chairman of Sapient Corporation, a leading IT consultant, and as a director of Countrywide Financial Corporation, a provider of mortgage lending and other finance-related services. During 2006, Mr. Cunningham attended 93% of the meetings of the Board and 100% of the meetings of the Compensation Committee.

          The Board of Directors recommends that stockholders vote FOR each named nominee.

Current Directors

          The current Class III directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2008, are as follows:

          Thomas J. Clarke, Jr., age 50. Mr. Clarke is the chairman and chief executive officer of TheStreet.com. He joined TheStreet.com in October 1999 as president and chief operating officer and was appointed chief executive officer and made a director of the Company in November 1999. In October 2001, Mr. Clarke was appointed chairman of the Board. From 1984 through 1998, Mr. Clarke served in several capacities at Technimetrics, Inc. (a subsidiary of Knight-Ridder, Inc. from 1994 through 1998 and now part of Thomson Financial), most recently as chief executive officer. During his tenure, he helped to significantly enhance the value of Technimetrics, Inc., culminating in its sale to The Thomson Corporation in 1998. Mr. Clarke is a business information adviser for Plum Holdings LP, a venture capital fund based in Philadelphia that focuses on investing in early-stage media companies.

          Jeffrey A. Sonnenfeld, age 53. Dr. Sonnenfeld has served as a director of TheStreet.com since January 2003. In April 2005, Dr. Sonnenfeld was made the senior associate dean for executive programs at Yale University’s School of Management and the Lester Crown Professor of Management Practice. He had previously served as associate dean for the School of

Management since 2001. From 1998, when he founded the Chief Executive Leadership Institute in Atlanta, Georgia, through the Institute’s 2001 acquisition by Yale, he served as the Institute’s president & chief executive officer. From 1988 to 1998, he was a professor at the Goizueta Business School of Emory University. Prior to this, he spent ten years as a professor at the Harvard Business School.

          The current Class I directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2009, are as follows:

          James J. Cramer, age 52. Mr. Cramer is a co-founder of TheStreet.com and has served as a director since May 1998. In addition, Mr. Cramer has served as markets commentator and as advisor to the Company’s chief executive officer since his retirement from Cramer, Berkowitz & Co., a hedge fund, at the end of 2000. Mr. Cramer served as co-host of the “Kudlow & Cramer” program (originally called “America Now”) on the CNBC television network from 2003 through December 2004 and currently hosts the “Mad Money” program and appears frequently on CNBC business news programs. In addition, from July 2001 to December 2006, he hosted the syndicated radio program “RealMoney with Jim Cramer.” From June 1996 to December 1998, he served as co-chairman of the Company. He has been a columnist and contributor to the Company’s publications since its formation in 1996 and has been an employee of the Company since 2001.

          Martin Peretz, age 67. Dr. Peretz is a co-founder of TheStreet.com and has served as a director since May 1998. He served as co-chairman of the Company from June 1996 to December 1998. Since 1974, Dr. Peretz has served as the editor-in-chief of The New Republic magazine and was its chairman from 1974 through 2001. He was a member of the faculty of Harvard University from 1966 through 2002. Dr. Peretz also serves as a director of 11 mutual funds managed by the Dreyfus-Mellon Bank Group.

Executive Officers

          The following sets forth certain information regarding executive officers of the Company, including their ages as of the date of the Annual Meeting. Information pertaining to Mr. Clarke, who is both Chairman of the Board of Directors and Chief Executive Officer of the Company, may be found in the section entitled “Current Directors.”

          Eric Ashman, age 39, Chief Financial Officer. Mr. Ashman joined TheStreet.com in May 2006 from Text 100 Public Relations, an international technology public relations agency, where he served in various roles beginning as the North American finance manager in 1997 and finally as the Chief Financial Officer and Chief Operating Officer until 2006 when he joined TheStreet.com. Prior to his tenure at Text 100 Public Relations, Mr. Ashman founded an information management consulting venture, and worked in the areas of tax and audit at both Canby, Maloney & Company and Kenneth Leventhal & Company.

          James Lonergan, age 45, President and Chief Operating Officer. Mr. Lonergan joined TheStreet.com in February 2001 from Worldly Information Network, an online publisher of investment information, where he served as chief operating officer from January 2000 to February 2001. Prior to joining Worldly, Mr. Lonergan served as executive vice president, chief operating officer for Thomson Financial Investor Relations (formerly Technimetrics, Inc.) from 1998 to January 2000 and as executive vice president and chief operating officer at Technimetrics, Inc. from 1996 until its acquisition by Thomson Financial in 1998.

          Steven Elkes, age 46, Chief Revenue Officer and Executive Vice President, Mergers and Acquisitions. Mr. Elkes joined TheStreet.com in March 2007. Previously, he served as the Chief Financial Officer of Azoogle from October 2006 through March 2007. Prior to that, he worked at iVillage Inc. in a number of capacities from August 1996 until its acquisition by NBC Universal, Inc. in May 2006. From June 2004 until the acquisition, Mr. Elkes served as Chief Financial Officer in addition to his duties as Executive Vice President, Operations and Business Affairs, a position he had held since July 2000, and Secretary, a position he had held since October 1999. From April 1999 to July 2000, Mr. Elkes served as Senior Vice President, Business Affairs, and from August 1996 to April 1999, Mr. Elkes held various management positions with iVillage, including Vice President, Business Affairs. Prior to that, he worked at CNA Insurance Company, serving as Vice President Credit/Structured Finance from August 1993 to August 1996, and as an Assistant Vice President from August 1991 to August 1993.

          David Morrow, age 46, Editor-in-Chief. Mr. Morrow joined TheStreet.com in July 2001 and was appointed an executive officer in January 2007. Previously, he served as articles editor at SmartMoney magazine since early 2000, where he assisted in directing the magazine's consumer and investment coverage. Prior to that he worked at The New York Times from 1996 through 2000, covering personal finance, aviation and the pharmaceuticals industries.

          Jordan Goldstein, age 40, Vice President, General Counsel and Secretary. Mr. Goldstein joined TheStreet.com in October 1999 as associate counsel. In April 2000, he was named acting general counsel and appointed secretary of the Company and in July 2000 was appointed vice president and general counsel. From June 1997 through October 1999, Mr. Goldstein was an associate with the law firm of Proskauer Rose LLP.

CORPORATE GOVERNANCE AND RELATED MATTERS

General

          The following discussion summarizes corporate governance matters relating to the Company, including director independence, Board and Committee structure, function and composition, and other governance charters, policies and procedures. For information on the Company’s corporate governance, including the text of the Company’s Certificate of Incorporation and Bylaws, the charters approved by the Board for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, and the Company’s Code of Business Conduct and Ethics, please visit the investor relations section of the Company’s web site at www.thestreet.com/ir, under “Investor Research—Corporate Governance.”

Independence of Directors

          The Board of Directors has determined that five of its seven members are independent under the independence standards of listing requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”). Under these standards, a director is not independent if he has certain specified relationships with the Company or any other relationship which in the opinion of the Board would interfere with his exercise of independent judgment as a director. The independent directors are: Mr. Cunningham, Mr. Gruver, Mr. Otte, Dr. Peretz and Dr. Sonnenfeld.

Board of Directors and Committees

          The Board is responsible for directing and overseeing the business and affairs of the Company. The Board represents the Company’s stockholders and its primary purpose is to build long-term shareholder value. The Board of Directors meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that in accordance with good corporate governance require Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met eight times, including telephone conference meetings, and acted by written or electronic consent seven times during the year ended December 31, 2006. During 2006, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director.

          The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2006 are set forth below.

          Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company. The Audit Committee oversees the Company’s internal accounting and financial reporting procedures and reviews the qualifications, independence and performance of the Company’s independent registered public accounting firm. The Audit Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm, to approve their fees and to evaluate their performance. The Company’s chief executive officer does not attend Audit Committee meetings unless requested by the Committee. The Audit Committee consists of Mr. Otte, who serves as chairman, Mr. Gruver and Dr. Sonnenfeld. All of the current members of the Audit Committee satisfy Nasdaq and Securities and Exchange Commission (“SEC”) independence requirements, as well as Nasdaq rules for financial literacy. In addition, the Board has determined that Mr. Otte, the Chairman of the Audit Committee, is an “audit committee financial expert” as defined under SEC rules. The Audit Committee met nine times during fiscal 2006. The Audit Committee operates under a written charter adopted by the Board.

          Compensation Committee. The Compensation Committee makes the final determinations concerning the base salary and incentive compensation of senior level employees and certain other individuals compensated by the Company, as well as awards granted to all employees, consultants and other individuals under the Company’s incentive compensation plans. The Compensation Committee currently consists of Mr. Gruver, who serves as chairman, and Mr. Cunningham, both of whom were appointed in April 2006. All of the current and former members of the Compensation Committee are independent under Nasdaq corporate governance listing standards. The Compensation Committee met twenty-four times including telephone conference meetings, and acted by written consent once during the year ended December 31, 2006. The Compensation Committee operates under a written charter adopted by the Board.

          Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (i) identifies and evaluates potential director candidates, (ii) recommends candidates for appointment or election to the Board, and (iii) advises the Board on matters of corporate governance. The Nominating and Corporate Governance Committee consists of Dr. Sonnenfeld, who serves as chairman, and Dr. Peretz. All of the current and former members of the Nominating and Corporate Governance Committee are independent under Nasdaq corporate governance listing standards. The Nominating and Corporate Governance Committee met four times during the year ended December 31, 2006. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board.

Director Nominations

          The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by its members, by other Board members, by stockholders and by management. From time to time, the Committee may also engage third party search firms to assist it in identifying director candidates. The nominations of Mr. Otte, Mr. Gruver and Mr. Cunningham were recommended to the Board of Directors by the Nominating and Corporate Governance Committee.

          In evaluating director candidates for purposes of recommending nominees to the Board, the Nominating and Corporate Governance Committee will consider (among other factors the Committee may deem relevant) the candidate’s: (i) personal and professional ethics and integrity; (ii) business and professional experience in fields relevant to the Company’s business (including whether that experience complements the expertise and experience of the other directors); (iii) commitment to representing the interests of all stockholders of the Company; (iv) ability to devote sufficient time to Board activities; and (v) status under applicable independence requirements.

          To have a candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information: (i) name, address and biography of the candidate; (ii) statement from the candidate indicating his or her willingness to serve if elected; (iii) statement from the recommending stockholder indicating the particular skills or expertise the candidate would bring to the Board; (iv) name, address and phone number of the stockholder submitting the recommendation; (v) number of shares of the Company’s stock owned by the stockholder submitting the recommendation and the length of time such shares have been held; (vi) description of all relationships or arrangements between the stockholder and the proposed candidate; and (vii) any additional information that would be required under applicable SEC rules to be included in the Company’s proxy statement in the event the proposed candidate were to be nominated as a director.

          Such submissions should be sent to TheStreet.com’s Nominating and Corporate Governance Committee, c/o the Secretary, at the Company’s principal executive offices. In order for a candidate to be considered for any annual meeting of stockholders, the submission must be received no later than the December 1st preceding such annual meeting.

          The Nominating and Governance Committee will evaluate each potential candidate using publicly available information, biographical and other information obtained from the candidate (or the submitting stockholder), and may seek additional information from the potential candidate, the submitting stockholder, and/or other sources. The Committee and other members of the Board may hold interviews with selected candidates and contact the candidate’s references and/or other sources of first-hand information about the candidate. Individuals recommended by stockholders will be considered under the same criteria as candidates recommended by other sources. However, the Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. In evaluating current director candidates for reelection to the Board, the Committee may also take into consideration the director’s record of attendance at Board and committee meetings.

Stockholder Communications with the Board of Directors

          The Board of Directors has adopted the following policy concerning stockholder communications: Any stockholder wishing to contact the Board of Directors, any committee of the Board, or any individual director regarding bona fide issues or questions about the Company may do so by sending an email to boardcommunications@thestreet.com or a written communication to the Board of Directors or the appropriate committee or director c/o the Secretary at the following address: TheStreet.com, Inc., 14 Wall Street, 15th Floor, New York, NY 10005.

          The Secretary will review all such correspondence and forward it (or a summary) to the appropriate parties. Where the Secretary deems it appropriate, such forwarding will take place on an expedited basis. Communications raising concerns relating to the Company’s accounting, internal controls, or audit matters will immediately be brought to the attention of the chairman of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee for such matters.

          The Company believes that it is important for directors to directly hear concerns expressed by stockholders. Accordingly, Board members are encouraged to attend the Annual Meeting of Stockholders. Two of the seven members of the Board of Directors at the time of the Annual Meeting in 2006 attended in 2006.

Code of Business Conduct and Ethics

          The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees. This code is publicly available in the investor relations section of the Company’s web site at www.thestreet.com/ir, under “Investor Research—Corporate Governance.” The code was last amended in January 2005. Any substantive amendments to the code and any grant of a waiver from a provision of the code requiring disclosure under applicable SEC or Nasdaq rules will be disclosed in a report on Form 8-K.

Related Person Transaction Policy and Procedures

          The Board of Directors has adopted a written policy requiring that the Audit Committee review and approve or ratify any transaction or series of transactions involving more than $20,000 in which the Company was, is or will be a participant, and in which any related person had, has or will have, a direct or indirect interest. For purposes of this policy, the term “related person” has the meaning contained in Item 404 of Regulation S-K. In the course of its review and approval or ratification of a transaction, the Audit Committee is required to consider the facts and circumstances of the transaction, including, without limitation, the following:

1.	the related person’s relationship to the Company and interest in the proposed transaction;

2.	the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

3.	the benefits to the Company of the proposed transaction;

4.	the impact on a director’s independence;

5.	the availability of other sources for comparable products or services;

6.	whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and

7.	any other matters the Audit Committee deems appropriate.

          In addition, the policy requires Audit Committee review and approval of all proposed contributions by the Company to any charitable or non-profit organization for which a related person serves as a trustee, officer or other principal. In the event the Company becomes aware of a related person transaction that was not reviewed and approved in advance, then the transaction will be submitted to the Audit Committee for evaluation as above, and (i) if the transaction is pending or ongoing, the Committee will determine the appropriate course of action, including ratification, amendment or termination, and (ii) if the transaction is completed, the Committee will determine if rescission and/or disciplinary action is appropriate, and will request that the General Counsel evaluate the Company’s controls and procedures to ascertain why the transaction was not properly submitted for prior approval and whether changes to the policy and procedures are recommended. No Audit Committee member may participate in any review, consideration or approval of any transaction with respect to which such member, or any of his or her immediate family members, is a related person.

Compensation Committee Interlocks and Insider Participation

          From January through April 20, 2006, the Compensation Committee consisted of Dr. Sonnenfeld and Dr. Peretz. From April 20, 2006 though year end, the Committee consisted of Mr. Gruver and Mr. Cunningham. All of these directors were independent, and none of them were employees or former employees of the Company, other than Dr. Peretz, who served as co-chairman of the Company from June 1996 to December 1998. During 2006, none of the Company’s executive officers served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officers served on the Company’s Compensation Committee or Board of Directors.

Compensation of Directors

           During 2006, the Company provided the following total compensation to our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas Clarke (1)	-	-	-	-	-	-	-
Jeffrey Cunningham	54,962	-	-	-	-	-	54,962
William Gruver	77,583	-	-	-	-	-	77,583
Daryl Otte (2)	90,483	-	-	-	-	-	90,483
Martin Peretz	73,283	-	-	-	-	-	73,283
Jeffrey Sonnenfeld	77,883	-	-	-	-	-	77,883
James Cramer (3)	-	-	-	-	-	-	-

(1)	The compensation paid to Mr. Clarke is reported in the Summary Compensation Table. He received no additional compensation for service as a director.

(2)	Includes fee of $20,000 for duties associated with chairing the Audit Committee.

(3)

Mr. Cramer is an employee, but not an executive officer of the Company. His compensation is detailed in this Proxy Statement under “Transactions with Related Persons.” He received no additional compensation for service as a director.

          The compensation set forth in the preceeding table was based on the following schedule of fees for 2006 compensation of non-employee directors:

Annual Fee. Each non-employee director received an annual fee for service on the Company’s Board of Directors, which was paid in arrears in equal quarterly installments (on March 31st, June 30th, September 30th, and December 31st) and prorated as necessary to reflect a termination of service during the quarter. The annual fee for any given year was equal to 25,000 multiplied by one-third of the closing price of the Company’s common stock on The Nasdaq Stock Market on December 31st of the previous year. For 2006, this formula resulted in an annual fee for non-employee directors of $60,083.

Meeting Fees. During 2006, each non-employee director received the following fees for participating in meetings of the Company’s Board and committees other than the Nominating and Corporate Governance Committee:

o	$1,500 for attending each Board meeting;

o	$500 for attending each committee meeting; and

o	$300 for participating in each Board or committee conference call.

Nominating and Corporate Governance Committee Fees. Due to the nature of their work, instead of receiving fees on a per-meeting or per-call basis, members of the Company’s Nominating and Corporate Governance Committee received a fee of $200 per hour for meetings, calls and interviews.

Audit Committee Chairman. In addition to the fees set forth above, the Chairman of the Audit Committee was paid a fee of $5,000 per quarter, to compensate him for the additional responsibilities and duties of that position.

          In July 2006, the Board adopted a new program for compensation of non-employee directors, effective January 1, 2007. The new program provides as follows:

  Annual Retainer. Each non-employee director receives an annual retainer in the amount of $30,000 for service on the Company’s Board of Directors. The retainer is payable in arrears in equal quarterly installments (on

March 31st, June 30th, September 30th, and December 31st) and prorated as necessary to reflect service commencement or termination during the quarter.

Equity Grant. Each non-employee director receives an annual grant of Restricted Stock Units (“RSUs”) awarded under an equity compensation plan approved by the Company’s shareholders. The RSUs are awarded on the first business day of each year and valued at $60,000 based upon the closing price of the Company’s common stock on the Nasdaq Stock Market on December 31st of the previous year. The RSUs vest on the first anniversary of the date of grant. Vesting of the RSUs will automatically accelerate upon the occurrence of a change of control of the Company.

Meeting Fees. Each non-employee director is entitled to receive the following fees for participating in meetings of the Company’s Board and committees:

o	$1,500 for attending each Board meeting in person;

o	$450 for attending each committee meeting in person, for committee meetings that take place on the same day as Board meetings;

o	$700 for attending each committee meeting in person (other than committee meetings that take place on the same day as Board meetings);

o	$450 for participating in each Board or committee conference call, or participating by telephone in an otherwise in-person Board or committee meeting.

Chairmanship Fees. In addition to the fees set forth above, the chairman of the each committee receives the following additional annual fees (payable quarterly in arrears), to compensate him or her for the additional responsibilities and duties of the position:

o	Audit - $20,000

o	Compensation - $15,000

o	Nominating and Corporate Governance - $5,000

          Non-employee directors are reimbursed for the expenses they incur in connection with attending Board and committee meetings. See “Transactions with Related Persons” for a discussion of certain agreements between the Company and a director of the Company.

          Stock Ownership of Directors

          The Board of Directors believes that director ownership of stock benefits the Company by aligning the interests of the Company’s directors with those of stockholders. Accordingly, in March 2004, the Board adopted a guideline providing that each non-employee director is expected to beneficially own at least 5,000 shares of the Company’s common stock (excluding shares underlying unexercised stock options). New directors are expected to be in compliance with the guideline within six months of becoming a director. The Board recognizes that exceptions to this guideline may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate in the interests of the Company’s stockholders. During 2006, all non-employee directors were in compliance with this guideline. See “Security Ownership of Certain Beneficial Owners and Management.”

          In connection with the adoption of the 2007 non-employee director compensation program, the Board also adopted new guidelines for stock ownership by directors effective January 1, 2007. Pursuant to the new guidelines, each director is expected to beneficially own shares of the Company’s common stock (excluding shares underlying unexercised stock options) equal to at least $180,000 in value. Each current director is expected to be in compliance with the guideline by January 1, 2011. Each new director is expected to be in compliance with this guideline by the later of January 1, 2011 or the fourth anniversary of the date of his or her appointment as a director. The Board recognizes that exceptions to this guideline may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate in the interests of the Company’s stockholders.

EXECUTIVE COMPENSATION

2006 Compensation Discussion and Analysis

          The Compensation Committee sets the base salary and incentive compensation of the Company’s executive officers, and is responsible for the administration of the Company’s 1998 Stock Incentive Plan.

          Compensation Philosophy and Objectives

          The philosophy of the Compensation Committee is to enhance shareholders’ long term interests by (i) motivating executive officers to achieve the highest levels of performance; (ii) recruiting and retaining talented employees; (iii) competing with rapidly growing, respected public companies in businesses similar to ours within clear and rational guidelines; and (iv) creating a compensation environment driven by accountability. In furtherance of this philosophy, the objectives of our executive compensation programs are to enable us to attract and motivate highly qualified executives, align their financial interests with long-term shareholder value creation, reward exceptional performance, and provide for a correspondingly negative impact in the event of underperformance.

          We believe that our long-term success in our industry will increasingly be a function of company size. Our compensation programs are therefore designed to reward executives for enabling the Company to grow in both revenue and market capitalization. In 2006, the Compensation Committee viewed revenue growth as an important metric. However, the Compensation Committee believes that in order to create long-term shareholder value, this growth must also be disciplined, and so net income growth was deemed equally important. Finally, in addition to corporate financial measures, the Compensation Committee determined that a portion of our executives’ annual incentive compensation would be based on individual performance.

          Elements of Compensation and Linkage to Objectives

          Elements of Compensation

          Total compensation for our executive officers is primarily composed of the following elements: (i) Base salary, (ii) Annual incentive bonus, and (iii) Long-term equity incentives.

          Determination of Compensation

          The determinations of the Compensation Committee regarding the appropriate form and level of executive compensation are ultimately judgments based on the Committee's assessment of the performance of the Company against its financial and strategic goals; the level of responsibility and individual performance of each executive officer and executive compensation at comparable companies. At the request of the Committee, the chief executive officer makes compensation recommendations for the Company’s senior managers (including the named executive officers) other than himself. He also provides to the Committee his evaluations of each manager’s performance based upon the results of informal internal company reviews. The Committee discusses the recommendations and evaluations with the chief executive officer and amongst its members. Additionally, the Committee conducts a review of the chief executive officer’s performance with the Company’s Board of Directors. The Committee makes the final decisions on the compensation of all named executive officers.

          To inform its judgment in making 2006 executive compensation determinations, the Compensation Committee retained James F. Reda & Associates LLC, an independent outside compensation consultant, to provide market data on executive compensation at peer companies. The Reda firm had, in late 2004, prepared a report for the Committee that benchmarked the base pay, annual incentive and equity compensation levels of the Company’s executive officers against a peer group consisting of the following companies: Bankrate, Inc., Edgar Online, Inc., Innodata Isogen, Inc., Insweb Corporation, iVillage Inc., Jupitermedia Corp., Marketwatch Inc., MCF Corporation, Online Resources Corp. and Track Data Corp. In December 2005, in connection with the renewal of the expiring employment agreement of Thomas J. Clarke, Jr., our chief executive officer, the Reda firm updated this report for chief executive officer compensation using the same peer group. The information contained in these reports served as one of the factors the Committee used in determining 2006 base salary and equity compensation awards for executive officers. In addition to the pay benchmark information, the Committee also considered the Company’s strong financial performance in 2005, which was the first year the Company achieved profitability on a full-year basis, and the performance of each executive officer, in determining appropriate compensation levels. The Reda firm did not provide any services for the Company other than the executive compensation benchmarking and consulting services described herein.

          It was apparent to the Compensation Committee that our existing equity incentive compensation plan, TheStreet.com Amended and Restated 1998 Stock Incentive Plan (the “1998 Plan”) could not long remain a viable vehicle for long-term compensation due to its age and the low number of shares available for awards. Accordingly, the Compensation Committee intended the 2006 annual incentive bonus program to serve as a transition to a new, overall incentive compensation plan to be presented to shareholders at our annual meeting in 2007. In that connection, the Committee retained a different outside compensation consultant, Ross Zimmerman, who at the time was employed at Hewitt Associates LLP but subsequently left Hewitt, together with several other consultants, to form Exequity LLP (the “Consultant”). The Consultant was engaged to (i) perform an assessment of our executive compensation programs as compared to an updated peer group of companies, and (ii) assist the Committee in the design of our annual incentive bonus program for 2006. Neither Hewitt nor Exequity performs any services for the Company other than the executive compensation peer assessment and consulting services described herein. All decisions regarding the engagement of the consulting firms are made by the Committee.

          The Consultant conducted a review of our executive compensation against a peer group comprised of companies of various sizes with a variety of business models, although nearly all provide Internet-related content services. The review compared each element of our executive compensation for 2005 to peer group pay, using an average of amounts paid over a three-year period to account for uneven pay practices among the peer companies. The peer group included the companies used by the Reda firm in its reports, as well as the following companies deemed by the Consultant and the Committee to be roughly comparable to the Company: Audible, Inc., CNET Networks, Inc., Morningstar, Inc. and The Knot, Inc. These companies were chosen due to the similarity of their operations and business model to that of the Company, in addition to the fact that they are representative of companies that compete for the same types of executive talent as does TheStreet.com.

          Base Salary

          Base salary is the basic element of direct cash compensation, designed to attract and motivate highly qualified executives. Accordingly, in setting base salary, the Compensation Committee intends to be competitive with other publicly traded companies in our industry of providing Internet-related content services (with the understanding, as described above, that such comparisons are imperfect). The Committee also considers the level of responsibility of the position and the level of experience of the executive. Additionally, in some circumstances, it is necessary to set compensation at above-market levels, due to recruitment or retention considerations, to recognize roles that were larger in responsibility than standard market positions, or to reward individual performance.

          For 2006, with respect to executive officers other than Mr. Clarke, our chief executive officer, the Compensation Committee targeted base salary to align with roughly the 50th percentile of the peer group. Accordingly, president and chief operating officer James Lonergan’s salary was unchanged at $275,000, then chief financial officer Lisa Mogensen’s salary was unchanged at $245,000 and vice president and general counsel Jordan Goldstein received a raise of 5%, to $215,000. However, Mr. Clarke’s base salary for 2006 was established in connection with his entering into a new employment agreement with the Company at the expiration of his 2004 employment agreement in December 2005. As Mr. Clarke’s base salary had been unchanged at $356,000 since 2000, the Board and the Committee agreed to increase it by 15% to $410,000, which was higher than the 50th percentile of the peer group used in the December 2005 report, to reflect his value to the business, exemplified by his leadership of the Company to full-year profitability despite the challenges posed by the Board’s consideration of strategic alternatives and the mid-year shutdown of the Company’s research and brokerage subsidiary. When Eric Ashman was hired as our new chief financial officer, his 2006 base salary was set contractually at $260,000, reflecting the value in the marketplace of financial executives with skills in business and operations as well as accounting and finance.

          Annual Incentive Bonus

          The annual incentive bonus element (the “Annual Bonus”) of our executive compensation is designed to provide a direct method of motivating executives to the achievement of corporate performance goals, and therefore links the payment of cash bonuses to annual financial performance measures that are deemed by our Board and Compensation Committee to be critical to our long-term success. Generally, the short-term, annual incentive element of our executive compensation has tended to be a larger portion of total compensation than among our peer companies, while the long-term, equity incentive portion has tended to be smaller. This is due to the following factors: (i) short-term, direct compensation has been viewed by the Board and the Committee as the most effective spur to our reaching profitability on a sustainable basis, (ii) the Internet industry is notable for its high volatility and rapid pace of change, which make annual incentives more appropriate and (iii) the Committee’s desire to minimize the potential dilution to shareholders resulting from excessive reliance on long-term equity compensation. For 2006, the Committee desired to structure the 2006 Annual Bonus to serve as a transition to a future comprehensive short- and long-term incentive plan that would be submitted to shareholders for approval in 2007.

          The Compensation Committee utilized the services of the Consultant to assist it in designing the 2006 Annual Bonus. The 2006 Annual Bonus consisted of two components: (i) 60% was based on the Company’s financial performance, and (ii) 40% was based on the Committee’s qualitative determination of the individual performance of each executive.

          For the portion of the 2006 Annual Bonus related to the Company’s objective financial performance, each of our executive officers was assigned a “target bonus,” expressed as a percentage of his base salary. The target bonuses were established based on contractual commitments as well as the Compensation Committee’s evaluation of job responsibilities, other compensation elements, and peer data. In 2006, the target bonuses were: 75% of base salary for the chief executive officer, 65% of base salary for the president and chief operating officer, and 35% of base salary for the vice president and general counsel. Because of the transition to a new chief financial officer, Eric Ashman, whose employment as chief financial officer commenced in July 2006, did not participate in the 2006 Annual Bonus. As set forth in the table below, if the specific financial target was met, each executive officer’s bonus would be equal to the target bonus. If the specific financial target was not met, bonuses would be determined as a declining percentage of target bonuses, down to a threshold of 85% of target. Below the 85% threshold, no annual bonus compensation for this portion of the 2006 Annual Bonus would be paid. If financial objectives were exceeded, then each executive officer could earn a bonus in excess of the target bonus determined as an increasing percentage of the target bonus, depending on the extent of performance in excess of the target, up to a maximum bonus level of 200% of the targeted levels. The ranges of performance and payout were applied separately to each of the two financial measures.

          As noted above, because we have only recently achieved full-year profitability, the Board and the Committee viewed revenue growth and fiscal discipline to be of paramount importance for 2006. Accordingly, the objective criteria used to measure financial performance in 2006 were net revenue and net income, each of which was equally weighted. The Committee derived the specific targets from our internal operating plan. The revenue target for the 2006 Annual Bonus was $43.19 million, representing 28% growth from 2005 net revenue of $33.74 million. The net income target for the 2006 Annual Bonus was $9.09 million, representing 58% growth from 2005 net income of $5.75 million. The targeted performance levels and payout percentages for the 2006 Annual Bonus were as follows:

Payout[1] (As a % of
Level of Performance (As a % of Target)	Target Cash Award Value)

Below 85%	0%
85% (Threshold)	50%
100% (Target)	100%
120% and above	200%
_______________________
[1] Payout for performance levels between stated values is interpolated. Because objective financial performance represents 60% of the 2006 Annual Bonus opportunity, the payout percentage does not reflect the portion of the executive’s base salary that would be payable as bonus, but of the 60% portion of the executive’s total annual bonus opportunity that is based on financial performance.

The Company’s financial performance exceeded its goals for 2006. Actual net revenue was $50.89 million (118% of the targeted level) and net income was $12.87 million (141% of the targeted level). However, in measuring the performance of the Company for purposes of determining the 2006 Annual Bonus, the Compensation Committee excluded net revenue and net income attributable to the acquisition of substantially all the assets of Weiss Ratings, Inc. in August 2006. Accordingly, fiscal year 2006 financial objectives used to determine the 60% portion of the 2006 Annual Bonus relating to the Company’s objective financial performance resulted in a payout of 185% of this component of each of our named executive officer’s target bonus.

          For the 40% portion of the 2006 Annual Bonus based on qualitative determinations, with respect to the chief executive officer, a formal performance review by the Board of Directors was conducted by the Committee. Among the factors considered were:

  leadership;

  strategic planning, including development and execution of strategy and consistent review of performance against objectives;

  succession planning, including both at CEO and management level; and

  communication, including with employees, customers, shareholders, the media, the Board of Directors and other audiences.

Based on Company performance and his performance on the qualitative criteria, the Committee awarded Mr. Clarke, chief executive officer, a bonus equal to 111% of the target bonus for this 40% component of his annual bonus opportunity. With respect to other senior managers (including the named executive officers), as discussed above, the Committee received performance evaluations based upon the results of informal internal company reviews conducted by the chief executive officer. Because Mr. Ashman’s employment began in July 2006, pursuant to his employment agreement, his entire annual incentive bonus compensation for 2006 was discretionary, based upon the Committee’s determination of his individual performance and the performance of the Company, with a guarantee of at least 35% of his annual salary. Accordingly, in recognition of Mr. Ashman’s strong 2006 performance the Committee exercised its discretion and awarded him a bonus above the contractually guaranteed 35% level. Based on Company and individual performance, the Committee awarded bonuses to the other named executive officers in the following amounts: Mr. Lonergan, president and chief operating officer - 102% of the qualitative portion of the target bonus; and Mr. Goldstein, vice president and general counsel - 102% of the qualitative portion of the target bonus. See “Executive Compensation—Summary Compensation Table” for actual amounts paid to each named executive officer for 2006.

          Long-Term Equity Incentives

          Long-term incentives are provided by equity awards under the 1998 Plan. The 1998 Plan authorizes the Compensation Committee to grant stock options, restricted stock or restricted stock units (referred to as “deferred stock” in the 1998 Plan) to employees of the Company, including executive officers. Long term equity awards enable our executive officers to maintain an equity interest in TheStreet.com, which aligns their financial interests with those of our shareholders.

          Generally, to encourage executives to remain employed by the Company, these options have vested and become exercisable in equal portions over the first three anniversaries of the grant date and expire on the fifth anniversary of the grant date. In 2006, the Compensation Committee began using awards of restricted stock units, or RSUs, for current executives, with new hires continuing to receive stock options. The Committee believes that the initial grant of options serves to quickly align the interests of a newly hired executive with the interests of our shareholders, and then the RSU award maintains that alignment, while also helping to minimize dilution. As discussed above, short-term annual incentive bonuses have been the predominant vehicle for incentive compensation at the Company, and the Committee has generally targeted long term equity incentive awards to be below the median level of the peer group. In determining equity awards to executives in 2006, the Committee took into account the executive’s position and scope of responsibility, ability to affect profitability and shareholder value, historic and recent job performance, the value of the equity award in relation to other compensation elements, and equity compensation for similar positions at peer companies.

          On January 13, 2006, Mr. Clarke was granted 45,000 RSUs. This award was above the median level of the peer group as a result of the Board and the Committee’s recognition, in connection with the renewal of his employment agreement as discussed above, that Mr. Clarke’s stewardship of the Company through the challenges of 2005 and his role in the Company’s growth and achievement of full-year profitability merited higher long-term compensation. The award vests in three equal installments on each of the first three anniversaries of the grant date. In connection with the renewal of his employment agreement, Mr. Lonergan was granted 15,000 RSUs on March 14, 2006. Based on his performance in 2005, this award was at approximately the median level of the peer group. Because the renewal was for only a single year, the award vested on February 28, 2007, the expiration date of his employment agreement.

          In light of the Committee’s desire to minimize the potential dilution to shareholders resulting from increased prospective reliance on long-term equity compensation, 2007 awards of long-term incentive opportunities for the Company’s most senior executives under the 2007 Plan will not be delivered in the form of equity. The long-term incentive opportunity for each participant will be linked to a metric based upon the performance of the Company’s stock as compared to a group of peer companies selected by the Committee. Earned values under these “phantom equity” awards will be paid out to the participants in cash over a three-year period beginning in 2008.

          Other Compensation

          Our use of perquisites as an element of compensation is extremely limited. Currently, our executives may participate in Company-wide plans and programs such as the 401(k) plan (including Company match), group medical and dental, vision, long- and short-term disability, and health care and dependent care spending accounts, in accordance with the terms of the programs. Additionally, to expedite negotiations with our chief executive officer in connection with the renewal of his employment agreement, the Board and the Committee agreed that the Company would pay $20,000 to cover legal fees he incurred in connection therewith.

          Additional Information

          Impact of Tax and Accounting Treatment on Compensation

          Section 162(m) of the Internal Revenue Code (the “Code”) limits deductibility of certain compensation paid to certain executive officers to $1.0 million per officer in any one year. However, performance-based compensation can be excluded from this limitation so long as it meets certain requirements. In general, although we intend for our executive compensation programs to be tax efficient for the Company where possible, the Committee believes that the Company’s ability to structure compensation programs to meet a variety of corporate objectives has value that may at times outweigh the cost of being unable to deduct a portion of the executives’ compensation. The Company’s 2006 Annual Bonus was not intended to qualify as performance-based compensation because historically the combined salary and bonus of each executive officer has been below the $1.0 million limit. The Compensation Committee believes that stock options granted under the 1998 Plan meet the conditions necessary for deductibility, but the RSUs granted in 2006 are not intended to qualify. Additionally, cash and certain equity awards granted under the 2007 Plan, which is being submitted to the stockholders for approval at the Annual Meeting, are intended to qualify as performance based compensation under Section 162(m). See “Proposal 2—Approval of TheStreet.com, Inc. 2007 Performance Incentive Plan.”

          Base salary is expensed when earned and is not deductible over $1 million for covered employees. Amounts potentially payable under the Annual Bonus are expensed during the year to the extent payout is deemed to be probable. Stock options and other stock-based awards (such as restricted stock units) are expensed under Financial Accounting Standards No. 123(R), “Accounting for Stock-Based Compensation.”

          The employment and RSU award agreements of Mr. Clarke and Mr. Ashman (as well as of James Cramer, who is our largest shareholder but is not an executive officer) contain provisions that allow remuneration to be delayed in order to avoid the imposition of additional taxes pursuant to Section 409A of the Code.

          Severance and Change in Control Arrangements

          The Company’s employment agreements with its named executive officers generally provide for severance and for remuneration in the event of a change in control. We believe such arrangements to be a necessary part of attracting and retaining an appropriate caliber of talent. We believe our arrangements are reasonable in light of the fact that similar agreements are regularly offered to senior executives and are a key element in a compensation package needed to attract and retain talented executives. Change in control arrangements, in particular, are intended to help ensure the objectivity of executives who would likely be involved in decisions regarding a potential change in control and who are at risk for job loss in such event. See “Executive Compensation—Potential Payments Upon Termination or Change in Control” for a summary of the severance and change in control provisions for our named executive officers.

          Stock Option Granting Practices

          Historically, it has been the policy of the Compensation Committee to make annual grants of stock options and other equity-based awards under the 1998 Plan to our executives, members of our senior management team and other employees who make significant contributions to our success. In recent years, these grants have been made shortly following the end of the fiscal year, in order for the Committee to take into account the Company’s actual financial performance for the year. Grants are also made in connection with the hiring of certain prospective employees and occasionally, at mid-year, in each case to those employees or prospective employees whom the Committee believes will have the ability to have an impact on the long term performance of our stock and should therefore have the opportunity to participate in its appreciation. For current employees, the grant date is the date of the award or a prospective date set by the Committee, and for prospective employees, the grant date is the date they commence employment. Pursuant to the 1998 Plan, options have had an exercise price equal to the closing market price of our common stock on the trading day immediately preceding the grant date. Under the 2007 Plan, the option exercise price will be the closing market price on the date of grant. There is no relationship between the timing of an equity-based award and the Company’s release of material, non-public information. It is the policy of the Company that options may not be repriced without shareholder approval, and this policy has been made a specific feature of the 2007 Plan. See “Proposal 2—Approval of TheStreet.com, Inc. 2007 Performance Incentive Plan.”

2006 Report of the Compensation Committee

          In accordance with the SEC’s disclosure requirements for executive compensation, the Compensation Committee of the Board of Directors of TheStreet.com, Inc. (the “Committee”) has reviewed and discussed with the Company’s management the preceding Compensation Discussion and Analysis. Based on this review and these discussions with the Company’s management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the 2007 Proxy Statement of TheStreet.com, Inc.

Submitted by the Compensation Committee of the Company’s Board of Directors

William R. Gruver, Chairman
Jeffrey M. Cunningham

Summary Compensation Table

          The following table shows the compensation earned or received during 2006 by each of the Company’s named executive officers (as determined pursuant to the SEC’s disclosure requirements for executive compensation in Item 402 of Regulation S-K).

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards (2)(3)(4) ($)	Option Awards(5) ($)	Non-Equity Incentive Plan Compen- sation(1) ($)	All Other Compen- sation(8) ($)	Total ($)
Thomas J. Clarke, Jr.	2006	410,000	136,825	115,292	319,806	341,325	21,641	1,364,889
Chairman and Chief
Executive Officer

Eric Ashman (6)	2006	129,363	100,230	-	78,933	-	2,587	311,113
Chief Financial Officer

Lisa A. Mogensen (7)	2006	51,893	-	-	25,863	-	196,287	274,043
Chief Financial Officer

Richard Broitman (9)	2006	165,000	40,000	10,248	13,773	-	1,650	230,671
Acting Chief Accounting
Officer

James Lonergan	2006	275,000	72,930	97,585	106,480	198,413	-	750,408
President and Chief
Operating Officer

Jordan Goldstein	2006	215,000	30,702	-	62,134	83,528	2,150	393,514
Vice President and
General Counsel

(1)

For 2006, the Company’s annual incentive bonus program for management and other significant employees consisted of two components. The first component, which represented 60% of the bonus opportunity, was based upon the financial performance of the Company. Compensation to our named executive officers for this component is reported in the column entitled “Non-Equity Incentive Plan Compensation.” The second component, which represented 40% of the bonus opportunity, was discretionary, based on a subjective evaluation of the individual performance of each participant. Compensation to our named executive officers for this component is reported in the column entitled “Bonus.” Because Mr. Ashman’s employment began in July 2006, his entire annual incentive bonus compensation for 2006 was discretionary, although pursuant to his employment agreement, he was guaranteed to receive at least 35% of his annual salary, or $91,000.

(2)

This table does not include the following grants made in January 2007: Mr. Clarke was granted 45,000 RSUs pursuant to the terms of his employment agreement with the Company. Mr. Ashman was granted 12,000 RSUs. Mr. Broitman and Mr. Goldstein were each granted 7,500 RSUs. One-third of these RSUs will vest on each of the first three anniversaries of the grant date. In addition, Mr. Clarke’s RSU agreement provides that 100% of the then unvested portion of his grant will immediately vest in the event of a Change of Control (as such term is defined in the 1998 Plan) or in the event Mr. Clarke’s employment is terminated by the Company without “Cause” or by Mr. Clarke with “Good Reason” (as such terms are defined in the employment agreement, dated December 28, 2005, between Mr. Clarke and the Company). The RSU agreements of Mr. Ashman and Mr. Goldstein provide that, in the event of a Change of Control, 50% of the then unvested portion of the award will immediately vest. See “Potential Payments Upon Termination or Change-in-Control.”

(3)

The amounts in the Stock Awards column reflect the dollar amounts recognized as expense to the Company for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), for RSU awards pursuant to the 1998 Plan. Since the Company first began awarding RSUs in 2006, the amounts included in this column are attributable solely to awards granted during 2006. Assumptions made in the calculation of these amounts are included in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

(4)

Each RSU award includes the grant of dividend equivalents with respect to such RSU. The Company maintains a bookkeeping account to which it credits, whenever cash dividends are paid on the common stock, an amount equal to the amount of the dividend paid on a share of common stock for each then-outstanding RSU granted. The accumulated dividend equivalents vest on the applicable vesting date for the RSU with respect to which such dividend equivalents were credited, and will be paid in cash at the time a stock certificate evidencing the shares represented by such vested RSU is delivered. Accordingly, the following amounts were credited as dividend equivalents for the named executive officers: Mr. Clarke: $4,500; Mr. Broitman: $500; and Mr. Lonergan: $1,500. These amounts are not reflected in the Stock Awards column.

(5)

The amounts in the Option Awards column reflect the dollar amounts recognized as expense to the Company for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), for stock option awards pursuant to the 1998 Plan. For Mr. Ashman, it reflects only grants made in 2006, and for the other named executive officers, it reflects only grants made prior to 2006. Assumptions made in the calculation of these amounts are included in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2007.

(6)	Mr. Ashman was appointed chief financial officer of the Company effective on July 5, 2006.

(7)	Ms. Mogensen resigned as chief financial officer of the Company effective on March 16, 2006.

(8)

Other compensation for Mr. Clarke consists of $20,000 paid by the Company to cover legal fees incurred by Mr. Clarke in connection with the renewal of his employment agreement and $1,641 paid by the Company for a term life insurance policy. Other compensation for Mr. Ashman consists of $2,587 attributable to the Company’s matching of contributions Mr. Ashman made to the 401(k) Plan. Other compensation for Mr. Broitman consists of $1,650 attributable to the Company’s matching of contributions Mr. Broitman made to the 401(k) Plan. Other compensation for Mr. Goldstein consists of $2,150 attributable to the Company’s matching of contributions Mr. Goldstein made to the 401(k) Plan. Other compensation for Ms. Mogensen consists of salary and benefits continuation payments made to Ms. Mogensen after her resignation pursuant to an amendment to her employment arrangement with the Company dated February 3, 2006.

(9)	Mr. Broitman served as acting chief accounting officer of the Company from May 9 - July 5, 2006, but he is not an executive officer.

          The Company has from time to time entered into employment and severance arrangements with certain of its named executive officers. A summary of some of the material terms of these arrangements is set forth in the following paragraphs. Provisions of the agreements dealing with termination of employment are described under the heading “Potential Payments Upon Termination or Change in Control.”

          On December 27, 2005, the Company entered into a new employment agreement with Thomas Clarke J. Clarke, Jr., effective as of January 1, 2006, upon expiration of his prior employment agreement. Pursuant to the agreement, Mr. Clarke will continue to serve as the Chairman of the Board and Chief Executive Officer of the Company through December 31, 2007. In consideration for his service, Mr. Clarke is entitled to an annual base salary of $410,000 and is eligible to receive annual cash bonus compensation, with a target bonus of 75% of such salary. Mr. Clarke is also entitled to receive an annual grant of long-term equity incentive compensation on or about the beginning of each year with a value on the grant date of $300,000 and vesting ratably over the first three anniversaries of the effective date of the grant. In January 2006 and January 2007, Mr. Clarke received awards of RSUs in accordance with this provision as set forth in the above Summary Compensation Table.

          On July 5, 2006, the Company entered into a two-year employment agreement with Eric Ashman, pursuant to which Mr. Ashman agreed to serve as the Company’s Chief Financial Officer. The Agreement provides for an annual base salary of

$260,000 per year and, for 2006, a cash bonus of at least 35% of annual salary. For 2007, the Agreement provides for a cash bonus under the Company’s annual incentive bonus plan with the target of such bonus being 50% of annual salary. Mr. Ashman was also entitled to receive options to purchase up to 100,000 shares of the Company’s common stock. Accordingly, in July 2006, Mr. Ashman received the option grant set forth in the above Summary Compensation Table.

          On March 1, 2003, the Company entered into a two-year employment agreement with James Lonergan, as President and Chief Operating Officer of the Company. The agreement was renewed for one year in 2005, 2006 and 2007, and will expire on February 28, 2008. Mr. Lonergan’s salary was not increased in 2006, but was increased to $285,000 under the 2007 renewal and he is eligible to receive a discretionary annual bonus for 2007.

Grants of Plan-Based Awards in 2006

						All Other Stock Awards: number of Shares of Stock or Units (#)(2)	All Other Option Awards: number of Shares of Underlying Options (#)(3)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)

									Closing Price on Grant Date (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)
		Date of Committee/ Board Approval

	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Name
Thomas J. Clarke	1/13/2006	1/13/2006	-	-	-	45,000	-	-	-	358,650
	-	-	92,250	184,500	369,000	-	-	-	-	-
Eric Ashman	7/5/2006	6/16/2006	-	-	-	-	100,000	12.78	13.02	481,052
Lisa Mogensen	-	-	-	-	-	-	-	-	-	-
Richard Broitman	1/13/2006	1/13/2006	-	-	-	5,000	-	-	-	39,850
James Lonergan	3/14/2006	3/14/2006	-	-	-	15,000	-	-	-	115,500
	-	-	53,625	107,250	214,500	-	-	-	-	-
Jordan Goldstein	-	-	22,575	45,150	90,300	-	-	-	-	-

(1)

This represents the potential payouts to the named executive officers under the Company’s annual incentive bonus plan for management and other significant employees, as determined at the time of grant. The actual amount paid to each named executive officer is detailed in the Summary Compensation Table.

(2)

One-third of the RSUs granted to Mr. Clarke and Mr. Goldstein will vest on each of the first three anniversaries of the grant date. The RSUs granted to Mr. Lonergan vested on February 28, 2007. Mr. Clarke’s RSU agreement provides that 100% of the then unvested portion will immediately vest in the event of a “Change in Control” (as such term is defined in the 1998 Plan) or in the event Mr. Clarke’s employment is terminated by the Company without “Cause” or by Mr. Clarke with “Good Reason” (as such terms are defined in the Employment Agreement, dated December 27, 2005, between Mr. Clarke and the Company). Mr. Lonergan’s RSU agreement provides that, in the event of a “Change in Control,” 50% of the then unvested portion will immediately vest. Each RSU award includes the grant of dividend equivalents with respect to such RSU. The Company maintains a bookkeeping account to which it credits, whenever cash dividends are paid on the common stock, an amount equal to the amount of the dividend paid on a share of common stock for each then-outstanding RSU granted. The accumulated dividend equivalents vest on the applicable vesting date for the RSU with respect to which such dividend equivalents were credited, and will be paid in cash at the time a stock certificate evidencing the shares represented by such vested RSU is delivered.

(3)

These options were granted to Mr. Ashman in July 2006 in connection with his employment by the Company as its chief financial officer. One-third of the options will vest and become exercisable on each of the first three anniversaries of the grant date, and the options have a five-year term. The option agreement also provides that, in the event of a “Change in Control,” 50% of the then-unexercisable portion will immediately become exercisable. Mr. Ashman’s award was approved by the Compensation Committee on June 16, 2006, to take effect upon the commencement of his employment with the Company.

(4)

In setting the exercise price of a stock option granted on a particular date under the Company’s 1998 Plan, the Committee uses the definition contained in the 1998 Plan, which provides that, unless the Committee determines otherwise, the fair market value of the common stock shall be the closing price of the common stock (on such exchange or market as is determined by the Committee to be the primary market for the common stock) on the trading day immediately preceding the date in question.

Outstanding Equity Awards at 2006 Fiscal Year-End

		Option Awards				Stock Awards

Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Thomas J. Clarke	1/13/2006	-	-	-	-	45,000	400,500
	1/3/2005	66,666	133,334	4.08	1/3/2010	-	-
	1/2/2004	133,332	66,668	4.06	1/2/2009	-	-
	1/1/2003	50,000	-	2.93	1/1/2008	-	-

Eric Ashman	7/5/2006	-	100,000	12.78	7/5/2011	-	-

Lisa A. Mogensen	-	-	-	-	-	-	-

Richard Broitman	1/13/2006	-	-	-	-	5,000	44,500
	1/3/2005	-	6,667	4.08	1/3/2010	-	-
	1/2/2004	-	3,334	4.06	1/2/2009	-	-

James Lonergan	3/14/2006	-	-	-	-	15,000	133,500
	1/3/2005	23,333	46,667	4.08	1/3/2010	-	-
	1/2/2004	46,666	23,334	4.06	1/2/2009	-	-
	1/1/2003	40,000	-	2.93	1/1/2008	-	-

Jordan Goldstein	1/3/2005	13,333	26,667	4.08	1/3/2010	-	-
	1/2/2004	26,666	13,334	4.06	1/2/2009	-	-
	1/1/2003	15,000	-	2.93	1/1/2008	-	-

(1)

Each option grant has the following vesting schedule: one-third of the options will vest and become exercisable on each of the first three anniversaries of the grant date. All of the options have a five-year term. Each grant of RSUs (other than the March 14, 2006 grant to Mr. Lonergan) has the following vesting schedule: one-third of the RSUs will vest on each of the first three anniversaries of the grant date. The grant of RSUs to Mr. Lonergan vested in full on February 28, 2007.

Option Exercises and Stock Vested in 2006

	Option Awards		Stock Awards
			Number of
	Number of Shares		Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
Thomas J. Clarke	1,000,000	6,727,000	-	-
Eric Ashman	-	-	-	-
Lisa A. Mogensen	183,986	771,575	-	-
Richard Broitman	23,333	86,536	-	-
James Lonergan	325,000	2,045,605	-	-
Jordan Goldstein	75,000	686,400	-	-

Potential Payments Upon Termination or Change in Control

          The following summaries describe potential payments payable to our named executive officers upon termination of employment or a change in control. The actual payments to executives are contingent upon many factors as of the time benefits would be paid, including elections by the Company and the executive.

          Thomas J. Clarke, Jr., Chairman and Chief Executive Officer

          Pursuant to employment, option and restricted stock unit agreements between the Company and Thomas J. Clarke, Jr., our chairman and chief executive officer, if we terminate Mr. Clarke’s employment other than for “Cause,” or if he resigns for “Good Reason,” then he will be entitled to receive the following:

  severance pay of up to 150% of his then current salary, payable as installments or in a lump sum at the Company’s discretion;

  a pro rata bonus for the year in which such termination or resignation occurs (based upon the average of the bonuses paid for the previous two years);

  up to one year of continued health and life insurance benefits; and

  accelerated vesting of 100% of all then-outstanding unvested equity incentive grants.

          Mr. Clarke’s employment agreement generally defines “Cause” to include willful misconduct or gross negligence, dishonesty or misappropriation of Company funds, properties or other assets, unauthorized disclosure of confidential information materially harmful to the Company, conviction of a crime involving fraud, dishonesty or moral turpitude, violation of federal or state securities laws or failure to perform his duties for a period of 30 days or more without cure. “Good Reason” is defined to include a material adverse change in Mr. Clarke’s functions, duties, titles, responsibilities or reporting responsibility in his position with the Company, the assignment of duties inconsistent with his position and status as Chairman and Chief Executive Officer, a reduction in his annual salary during the term of his employment with the Company, failure of the Company to cure a material breach of his employment agreement by the Company, a significant reduction of Mr. Clarke’s duties or responsibilities in connection with a “Change of Control” of the Company (other than solely by virtue of the Company being acquired and made part of a larger entity), and Mr. Clarke's relocation by the Company to a location more than fifty (50) miles from the Company’s current headquarters or his New Jersey home.

          If his employment is terminated by reason of death, “Disability,” or the expiration of the agreement then he will be entitled to receive a pro rata bonus for the year in which death, Disability or expiration of the agreement occurs (based upon the average of the bonuses paid for the previous two years). The agreement defines “Disability” as a physical or mental incapacity that, in the good faith judgment of the Company’s Board, prevents Mr. Clarke from performing his duties for 90 consecutive days or for 150 days during any year.

          If Mr. Clarke’s employment is terminated due to the expiration of the agreement, and the Company has not offered to renew the employment agreement on commercially reasonably terms, then in addition to the above, he will be entitled to receive the following:

  severance pay of up to 100% of his then current salary, payable in a lump sum; and

  up to one year of continued health and life insurance benefits.

          In order to receive the severance payments and benefits, Mr. Clarke must execute a release of claims and not violate his obligations in the agreement to keep information about the Company’s business confidential, and, for a period of one year, not to engage in competition with the Company (i.e., not to be employed by or otherwise affiliated with any company that engages in the business of providing original editorial financial news and commentary over the Internet), or to solicit for employment or hire anyone who was employed by the Company during the term of his agreement. A “Change of Control” under the 1998 Plan occurs upon (1) the acquisition of a majority of the voting power of the Company’s stock by a person, entity, or group (with certain exceptions) that owned less than 5% of such voting power immediately prior to the Company’s initial public offering; (2) the date on which a majority of the members of the Board of Directors are not “Current Directors” (which term is defined to mean the Company’s current directors and directors whose nomination or election was approved by a majority of the directors who at the time were “Current Directors”); (3) a merger or consolidation with another entity where the Company’s stockholders immediately prior to the merger or consolidation would no longer comprise a majority of the voting shares of the surviving corporation in substantially the same proportions as their prior ownership, or where the directors of the Company would not constitute a majority of the board of directors of the surviving corporation; (4) a sale of substantially all of the assets of the Company; or (5) approval by the stockholders of a plan of complete liquidation of the Company.

          Assuming Mr. Clarke’s employment was terminated under the circumstances noted in the table below as of December 31, 2006, payments and benefits to him would have an estimated potential value as follows:

				Value of Accelerated Equity Awards ($)(1)

Payment Trigger	Cash Severance ($)	Pro-Rated Bonus ($)	Benefits ($)
With “Cause”	-	-	-	-
Without “Cause” or for “Good Reason”	410,000	301,375	14,126	1,365,843
Change of Control	-	-	-	1,365,843
Termination after Change of Control	410,000	301,375	14,126	1,365,843
Disability	-	301,375	-	-
Non-renewal of agreement	410,000	301,375	14,126	-

(1)           The option spread and value of RSUs are based on the Company’s stock price on December 31, 2006.

          Other Named Executive Officers

          Pursuant to the Company’s employment and equity agreements with Eric Ashman, our chief financial officer, and James Lonergan, our president and chief operating officer, if we terminate the executive’s employment other than for “Cause,” or if he resigns for “Good Reason,” then he is entitled to receive the following:

  severance pay of up to 100% of the executive’s then current salary, payable as installments or in a lump sum at the Company’s discretion;

  up to one year of continued health benefits; and

  accelerated vesting of 50% of all then-outstanding unvested equity incentive grants.

          In order to receive the severance payments and benefits, each executive must execute a release of claims and not violate his obligations in the agreement to keep information about the Company’s business confidential, and for a period of one year not to engage in competition with the Company (i.e., not to be employed by or otherwise affiliated with any company that engages in the business of providing original editorial financial news and commentary over the Internet), or not to solicit for employment or hire anyone who was employed by the Company during the term of his agreement.

          The executives’ employment agreements generally define “Cause” to include willful misconduct or gross negligence, dishonesty or misappropriation of Company funds, properties or other assets, unauthorized disclosure of confidential information materially harmful to the Company, conviction of a crime involving fraud, dishonesty or moral turpitude, violation of federal or state securities laws or failure of the executive to perform his duties for a period of 30 days or more without cure. “Good Reason” is defined to include a material adverse change in the executive’s functions, duties, titles, responsibilities or reporting responsibility in his position with the Company, a reduction in the executive’s annual salary during the term of his employment with the Company, failure of the Company to cure a material breach of the executive’s employment agreement by the Company, a significant reduction of the executive’s duties or responsibilities in connection with a “Change of Control” (as defined in the 1998 Plan) of the Company (other than solely by virtue of the Company being acquired and made part of a larger entity), and the executive’s relocation by the Company to a location more than fifty (50) miles from the Company’s current headquarters or the executive’s home. The definition of “Change of Control” is set forth above under the discussion for Thomas J. Clarke, Jr., our chief executive officer.

          Additionally, option agreements with Jordan Goldstein, our vice president and general counsel, contain a provision providing for accelerated vesting of 50% of all then-outstanding unvested equity incentive grants in the event of a “Change of Control” (as defined in the 1998 Plan) of the Company.

          Assuming the employment of the other named executive officers noted in the tables below was terminated under the circumstances noted in the table on December 31, 2006, payments and benefits to each would have estimated potential values as follows (with the value of equity awards being the option spread and value of RSUs based on the Company’s stock price on December 31, 2006):

          Eric Ashman, Chief Financial Officer

				Accelerated Equity Awards ($)
Payment Trigger	Cash Severance ($)	Pro-Rated Bonus ($)	Benefits ($)
With “Cause”	-	-	-	-
Without “Cause” or for “Good Reason”	265,000	-	11,128	-
Change of Control	-	-	-	-
Termination after Change of Control	265,000	-	11,128	-
Disability	-	-	-	-
Non-renewal of agreement	-	-	-	-

James Lonergan, President and Chief Operating Officer
				Value of Accelerated Equity Awards ($)

Payment Trigger	Cash Severance ($)	Pro-Rated Bonus ($)	Benefits ($)
With “Cause”	-	-	-	-
Without “Cause” or for “Good Reason”	275,000	-	12,485	-
Change of Control	-	-	-	235,686
Termination after Change of Control	275,000	-	12,485	235,686
Disability	-	-	-	-
Non-renewal of agreement	-	-	-	-

Jordan Goldstein, Vice President and General Counsel
				Value of Accelerated Equity Awards ($)

Payment Trigger	Cash Severance ($)	Pro-Rated Bonus ($)	Benefits ($)
With “Cause”	-	-	-	-
Without “Cause” or for “Good Reason”	-	-	-	-
Change of Control	-	-	-	96,536
Termination after Change of Control	-	-	-	96,536
Disability	-	-	-	-
Non-renewal of agreement	-	-	-	-

          Lisa Mogensen, Former Chief Financial Officer

          Pursuant to the Company’s amended employment arrangement and option agreement with Lisa Mogensen, our former chief financial officer, Ms. Mogensen received the following benefits in connection with the cessation of her employment in March 2006:

  severance pay of 100% of her then current salary, payable as installments for a total of $246,064;

  one year of continued health benefits valued at $4,240; and

  accelerated vesting of options to purchase 23,334 shares under a 2004 stock option grant valued at $93,103.

See “Executive Compensation—Summary Compensation Table” for the actual amounts she received in 2006.

TRANSACTIONS WITH RELATED PERSONS

          Employment Agreement with James J. Cramer

          On August 1, 2005, the Company and its co-founder, director and columnist, James J. Cramer, entered into a new employment agreement, effective upon expiration of his prior agreement. Pursuant to the employment agreement, Mr. Cramer will author articles for the Company’s publications and provide reasonable promotional and other services, subject to his personal and professional availability, through December 31, 2007. As a result of the cessation of the Company’s radio program in December 2006, Mr. Cramer no longer provides on-air radio hosting services.

          In consideration for providing these services, Mr. Cramer’s salary was increased to $750,000 for fiscal 2006. In addition, he received $407,161, which represents the earned portion of the radio talent fee paid to the Company through December 2006 by CBS Radio Inc. under the Company’s January 2006 radio agreement. Mr. Cramer is also eligible to receive stock option awards and annual bonuses under the Company’s annual incentive plan, in each case as determined by the Compensation Committee of the Board of Directors. Mr. Cramer has agreed that, during the term of the employment agreement, he will not write for online financial publications that compete with the Company or be a lender, director, stockholder, partner etc., for any other start-up on-line business that competes with the Company without first obtaining the

Company’s consent. In addition, during the term of the employment agreement and for a period of 18 months after the cessation of his employment, he will not solicit for employment, in any business enterprise or activity, any person who was employed by the Company during the six months prior to the cessation of his employment. Mr. Cramer is permitted to pursue other journalistic endeavors (including, for example, his authorship of a column for New York magazine) provided that they are not inconsistent with the performance of his obligations to the Company.

          Under the employment agreement, the Company can terminate Mr. Cramer’s employment for “Cause” (as such term is defined in the employment agreement). Additionally, Mr. Cramer has the right to terminate his employment with the Company for “Good Reason” (as such term is defined in the employment agreement).

          If the Company terminates Mr. Cramer’s employment for “Cause” or Mr. Cramer terminates his employment without “Good Reason,” then for a period of 18 months following such termination, Mr. Cramer will not write for online financial publications that compete with the Company without first obtaining the Company’s consent. If the Company seeks to terminate Mr. Cramer’s employment without “Cause” or if Mr. Cramer seeks to terminate his employment with “Good Reason,” then the Company may, in its discretion, require Mr. Cramer to take a period of “Garden Leave” (as such term is defined in the employment agreement ) for the lesser of 18 months or the remainder of the term, during which time: (i) the Company shall be under no obligation to vest in or assign to Mr. Cramer any powers and duties or provide any work for Mr. Cramer; and (ii) Mr. Cramer will continue to be an employee of the Company and will be entitled to receive his salary and all other financial and non-financial benefits of his employment and be subject to the non-compete provisions of the employment agreement. After expiration of any Garden Leave period, Mr. Cramer’s employment with the Company will terminate.

          Mr. Cramer also has the right to terminate the employment agreement 31 days after the Company undergoes a “Change of Control” (as such term is defined in the employment agreement), even during a period of “Garden Leave.” In the event Mr. Cramer exercises such right, the Company will have no further obligations (including payment obligations) to Mr. Cramer under the employment agreement, and Mr. Cramer will still be bound by obligations of confidentiality and non-solicitation (but not non-competition) under the agreement.

          The employment agreement also contains indemnification provisions pursuant to which the Company has agreed, with certain exceptions, to defend, indemnify and hold harmless Mr. Cramer, against losses suffered in connection with the provision of his services under the employment agreement (and previous employment agreements) and in connection with his provision of radio hosting and other services to Premiere Radio Networks, Inc. from July 30, 2001 through December 30, 2002.

          Equity Grants and Option Exercises

          On January 13, 2006, Mr. Cramer was granted a non-qualified option under the 1998 Plan to purchase 200,000 shares of the Company’s common stock at an exercise price of $7.97 per share, which was the closing price of the Company’s common stock on the trading date immediately prior to the date of grant. This option will vest at a rate of 33% on each of the first three anniversaries of the grant date, and will expire on the fifth anniversary of the grant date. On January 19, 2007, Mr. Cramer was granted an award of 50,000 restricted stock units under the 1998 Plan. This award will vest at a rate of 33% on each of the first three anniversaries of the grant date.

          During 2006, Mr. Cramer received, in the aggregate, $1,245,757 in connection with the exercise of options to purchase 202,500 shares of the Company’s common stock.

PROPOSAL 2
APPROVAL OF THESTREET.COM, INC.
2007 PERFORMANCE INCENTIVE PLAN

          You are being asked to approve our 2007 Performance Incentive Plan (the “2007 Plan”). The plan authorizes the issuance of 1,250,000 shares of our common stock, which may be issued with respect to stock options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs) or other stock-based awards. In addition, the plan authorizes cash performance awards. If shareholders approve the plan, we intend to grant all or a portion of the annual incentive bonuses for executive officers as performance awards under the plan that qualify for deductibility under Section 162(m) of the Internal Revenue Code.

          The following summary of the 2007 Plan is qualified in its entirety by the full text of the plan, which is included as Appendix A to this proxy statement. If approved by the shareholders, the 2007 Plan will replace our 1998 Stock Incentive Plan (the “1998 Plan”). Upon shareholder approval of the 2007 Plan, no further awards will be granted under the 1998 Plan and any unused shares previously authorized under that plan will be rolled over into the 2007 Plan. For information on outstanding equity awards under the 1998 Plan as of December 31, 2006, see the Equity Compensation Plan Information Table on page 28. As of March 31, 2007 there were 111,033 shares available for awards under the 1998 Plan.

Description of the 2007 Plan

          Purpose. The purpose of the 2007 Plan is to enable the Company to attract and motivate highly qualified employees, directors, consultants, and outside contributors to the Company’s products and services, align their financial interests with long-term shareholder value creation, reward exceptional performance, and provide for a correspondingly negative impact in the event of underperformance.

          Eligibility. Awards may be granted to current and prospective employees, directors, consultants and outside contributors to the Company’s products and services.

          Administration. The plan will be administered by a committee of the Board consisting of non-employee directors (the “Committee”), except that the full Board will administer the plan as it relates to awards to non-employee directors. (References to the Committee in this description include the Board with respect to non-employee director awards.) The Committee will have the authority to establish rules and guidelines for the administration of the plan; select the individuals to whom awards are granted; determine the types of awards to be granted and the number of shares or amount of cash covered by such awards; set the terms and conditions of awards; amend awards; interpret the plan and award documents; and make all determinations necessary for the administration of the plan. The Committee may delegate to a committee of two or more officers the authority to grant awards other than to executive officers and directors, provided that the Committee specifies the total number of shares as to which awards may be granted under such a delegation.

          Shares Available for Awards. The number of shares which may be issued under the 2007 Plan is 1,250,000 shares, which is approximately 4.45% of the Company’s outstanding shares as of the record date for the Annual Meeting. In addition, any shares previously authorized for grant under the 1998 Plan that remain available for grant on the effective date of the 2007 Plan or subsequently become available as a result of forfeitures will be rolled over into the 2007 Plan. If any shares covered by an award under the 2007 Plan are forfeited or otherwise terminated without delivery of shares, then the shares covered by that award will again be available for future awards under the plan. Shares withheld from awards for the payment of tax withholding obligations, shares surrendered to pay the exercise price of stock options, and shares that were not issued as a result of the net exercise or net settlement of stock options or stock appreciation rights will also become available for future awards under the plan. No individual may be granted any combination of stock options, SARs, restricted stock, RSUs, or other stock-based awards with respect to more than 1,000,000 shares in any fiscal year. The plan limits do not apply to any shares that may be issued under awards assumed by the Company in a corporate acquisition or to dividend equivalents that may be awarded as part of other awards and paid in stock.

          Stock Options and Stock Appreciation Rights. The Committee may award stock options (which may be nonqualified options or incentive stock options) or stock appreciation rights, each with a maximum term of ten years. Each stock option or SAR must have an exercise price not less than the fair market value of the Company’s stock on the date of grant. Repricing is prohibited. The Committee will establish the vesting schedule for the award as well as the method of payment of the option exercise price, which may include cash, shares, broker-assisted cashless exercise, and net exercise. No more than 1,000,000 shares may be issued with respect to incentive stock options.

          Restricted Stock and Restricted Stock Units. The Committee may award restricted stock and restricted stock units (“RSUs”) and establish the conditions on which they vest, which may include continued employment and/or satisfaction of performance objectives. The Committee may provide for payment of an RSU award upon vesting or at a later date. The Committee may determine whether unvested awards entitle the holder to receive dividends or dividend equivalents, and if so, the terms on which such amounts will be paid.

          Other Stock-Based Awards. The Committee may grant other stock-based awards that are denominated or payable in shares or valued in whole or in part by reference to shares, under such terms and conditions as the Committee may determine.

          Cash Awards. The Committee may grant cash awards which entitle the award holder to receive cash upon the satisfaction of performance objectives and other terms and conditions set forth in the award. The performance objectives and amount of the award may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the performance objectives, and may relate to performance periods of one year or multiple years. The Committee may provide for payment of the award at the end of the performance period or at a later date, and may provide for dividend equivalents or other earnings to be credited on deferred amounts. The maximum cash award which may be paid to any individual in any fiscal year (measured at the end of the performance period ending in the fiscal year, and without regard to increase in value of the award during any deferral period) is $7 million.

          Performance Awards. The Committee may grant performance awards, which may be cash or other awards authorized by the plan, which are payable upon the achievement of performance goals during performance periods, as established by the Committee. Performance awards may, but need not, be structured to comply with the requirements for deductible “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Performance awards may be based on any one or more of the following performance measures, which may be applied to the Company as a whole or to a subsidiary, business unit, business segment or business line:

(1)	net earnings or net income (before or after taxes);
(2)	earnings per share;
(3)	net sales or revenue growth;
(4)	gross revenues (and/or gross revenue growth) and/or mix of revenues among the Company’s business activities;
(5)	net operating profit (or reduction in operating loss);
(6)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);
(7)	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);
(8)	earnings before or after taxes, interest, depreciation, and/or amortization;
(9)	gross or operating margins;
(10)	productivity ratios (and/or such ratios as compared to various stock market indices);
(11)	stock price (including, but not limited to, growth measures and total shareholder return);
(12)	stock price and market capitalization ratios (including, but not limited to, price-to-earnings ratio and enterprise multiple);
(13)	expense targets;
(14)	margins;
(15)	operating efficiency;
(16)	market share;
(17)	customer satisfaction;
(18)	employee satisfaction or retention;
(19)	development and implementation of employee or executive development programs (including, but not limited to, succession programs);
(20)	working capital targets;
(21)	economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);
(22)	market value added;
(23)	debt to equity ratio;
(24)	strategic business goals relating to acquisitions, divestitures and joint ventures;
(25)	business goals relating to web sites operated by the Company;
(26)	business goals relating to advertising on Company web sites; and
(27)	business goals relating to subscriptions to Company products and services.

          Each goal may be expressed as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index.

          Change in Control. The Committee may provide that awards will become fully or partially vested upon a change in control and may provide that awards will be paid as soon afterwards as permitted under the tax laws. A change in control is deemed to occur in very general terms upon (1) the acquisition of a majority of the Company’s voting securities, (2) the failure of the current directors (and any directors approved by them) to constitute a majority of the Company’s board, (3) a merger in which the Company’s shareholders before the transaction fail to own at least a majority of the voting power of the surviving corporation or the Company’s directors fail to constitute at least a majority of the board of the surviving corporation, (4) the sale of substantially all of the Company’s assets, and (5) shareholder approval of the liquidation of the Company.

          Adjustments. In the event of certain corporate transactions or events affecting the number or type of outstanding common shares of the Company, including, for example, a recapitalization, stock split, reverse stock split, reorganization, merger, spin-off or distribution of assets, the Board will make adjustments as it deems appropriate to prevent dilution or enlargement of benefits. These adjustments include changing the number and type of shares to be issued under the plan; changing the per-participant limitation on awards; and changing the number of shares (or amount of other property) subject to outstanding awards and the purchase or exercise price of outstanding awards.

          Amendments. The Board may amend the plan from time to time. The Board will seek shareholder approval of material amendments to the plan as may be required by law, regulation or stock exchange rules. The Committee may waive conditions or amend the terms of outstanding awards, subject to certain limitations, such as the prohibition on repricing.

Awards in 2007

          In March 2007, the Committee granted cash performance awards, payable to our executive officers and certain other employees upon the Company’s achievement of certain performance goals. These awards are subject to shareholder approval of the 2007 Plan. The target bonus opportunity for executive officers ranges from 75% of salary for the CEO to 50% of salary for the other named executive officers, divided equally between a short-term incentive and a long-term incentive.

          The short-term incentive is based 50% on achievement of a revenue target and 50% on achievement of a net income target. Potential payout with respect to each measure ranges from 50% of the bonus opportunity for that measure for achievement of 80% of target performance to 200% of the bonus opportunity for achievement of 120% or more of target performance. The short-term incentive will be paid as soon as practicable after the end of 2007.

          The long-term incentive is based on a comparison of the Company’s Enterprise Multiple as compared to a peer group, on a sliding scale calculated within a range whose target is benchmarked at the Company’s performance against the peer group in 2006. If the Company’s 2007 performance is at 100% of the target performance, the executive will earn 100% of the target long-term incentive. If the Company’s 2007 performance is within the range of 50% to 150% of the target level, the portion of the long-term incentive award payable to the executive will be calculated on a sliding scale using a one-to one relationship. Performance below the 50% level will result in no long-term incentive compensation being paid, and performance above it will result in payment of 150% of the target long-term incentive. The amount of long-term incentive earned will be determined following the end of the 2007 plan year and converted into phantom shares of the Company which will be credited to a bookkeeping account. The account will be credited with dividend equivalents, which will be converted into additional phantom shares. On December 31, 2008 (provided the executive is still employed by the Company), one-third of the phantom shares will vest, and the value thereof will be distributed to the executive in cash within 60 days. On December 31, 2009 (provided the executive is still employed by the Company), one-half of the remaining phantom shares will vest, and the value thereof will be distributed to the executive in cash within 60 days. Finally, on December 31, 2010 (provided the executive is still employed by the Company), the remaining phantom shares will vest, and the value thereof will be distributed to the executive in cash within 60 days.

          Both the long-term and short-term incentives are subject to continued employment and other terms. Cash awards in future years may, but need not, follow a similar structure.

Federal Income Tax Consequences

          The following is a very general description of some of the basic tax principles that apply to awards under the 2007 Plan. The grant of an option or stock appreciation right will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of a non-qualified option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss. Other awards under the plan, including stock appreciation rights, restricted stock, RSUs and cash awards, generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares or other property.

          Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

          Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to each of certain executive officers to $1 million per year, but allows deductions in excess of this amount for “performance-based compensation” as defined under Section 162(m). The Company intends that options and SARs granted under the 2007 Plan will qualify as performance-based compensation under Section 162(m). The Company intends to make all or a portion of the future annual bonus awards to executive officers as cash performance awards under the plan that qualify for deductibility under Section 162(m). A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the plan will be fully deductible under all circumstances. In addition, other awards under the plan, such as restricted stock, RSUs and other stock-based awards, generally may not qualify, so that compensation paid to executive officers in connection with such awards may not be deductible.

          This general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the plan. Different tax rules may apply to specific participants and transactions under the plan.

Miscellaneous

          On March 30, 2007, the closing price of the Company's stock as reported on the Nasdaq Global Market was $12.25 per share. Approval of the 2007 Plan requires the affirmative vote of a majority of the total votes present at the meeting (in person or by proxy) and entitled to vote on the proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect.

          The Board of Directors recommends that stockholders vote FOR approval of TheStreet.com 2007 Performance Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

          The following table shows shares reserved for issuance for outstanding awards granted under the 1998 Plan, our only equity compensation plan, as of December 31, 2006. This table does not include the shares which will become issuable under the 2007 Performance Incentive Plan upon its approval by shareholders.

Plan Category	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights (a)		Weighted Average Exercise Price Of Outstanding Options, Warrants And Rights (b)		Number Of Securities Remaining Available For Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) (c)
Equity compensation plans approved by stockholders	2,206,089	(1)	$5.40	(2)	510,493	(3)
Equity compensation plans not approved by stockholders	- 0	-	- 0	-	- 0	-
Total	2,206,089	(1)	$5.40	(2)	510,493	(3)

(1)	Includes 2,095,089 shares subject to outstanding stock options and 111,000 shares subject to outstanding restricted stock unit (RSU) awards.

(2)	The weighted average exercise price of outstanding stock options is $5.69.

(3)

These shares are available for issuance under our 1998 Stock Incentive Plan. The 1998 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of March 31, 2007 (except as otherwise noted), the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our common stock, (ii) each of our current directors and nominees for director, (iii) the named executive officers as set forth in the Summary Compensation Table, and (iv) all of the named executive officers and directors as a group.

	Amount and Nature of	Percent of Class (2)
	Beneficial
Name and Address of Beneficial Owner (1)	Ownership (2)

James J. Cramer (3)	3,945,950	14.0%
Cramer Partners, L.L.C. (4)	1,754,538	6.2%
Martin Peretz (5)	3,400,624	12.1%
Peretz Partners L.L.C. (6)	2,430,508	8.7%
Thomas J. Clarke, Jr. (7)	783,610	2.8%
Jeffrey M. Cunningham (8)	25,000	*
William R. Gruver (9)	62,000	*
Daryl Otte (10)	30,000	*
Jeffrey A. Sonnenfeld (11)	55,000	*
Eric Ashman (12)	0	0%
Richard Broitman (13)	8,333	*
Jordan Goldstein (14)	82,657	*
James Lonergan (15)	223,284	*
Lisa Mogensen	500	*
All executive officers and directors as a group
(12 persons) (16)	8,616,958	29.7%
Independence Investments LLC (17)	2,195,001	7.8%

*	Represents beneficial ownership of less than 1%.

(1)
Except as otherwise indicated, the address for each stockholder is c/o TheStreet.com, Inc., 14 Wall Street, New York, NY 10005. Other addresses in the notes below are based on recent filings with the SEC.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Percentage ownership is based on 28,086,331 shares outstanding as of March 31, 2007. Shares of common stock over which the named person has rights to acquire voting or dispositive power within 60 days of March 31, 2007 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such rights but are not deemed outstanding for computing the percentage ownership of any other person. Except as noted, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(3)
Includes 1,993,913 shares owned directly by Mr. Cramer, 1,754,538 shares owned by Cramer Partners, L.L.C. and 197,499 shares issuable to Mr. Cramer upon exercise of options within 60 days of March 31, 2007. Does not include 50,000 restricted stock units that will not vest within 60 days of March 31, 2007.

(4)	Shares owned by Cramer Partners, L.L.C. are also included in the total for James J. Cramer.

(5)
Includes 182,474 shares owned directly by Dr. Peretz and 50,000 shares issuable to Dr. Peretz upon exercise of options within 60 days of March 31, 2007. Also includes the following shares, over which Dr. Peretz has sole voting and dispositive power: 2,430,508 shares owned by Peretz Partners, L.L.C., of which Dr. Peretz is manager; and 254,504 shares held by Peretz Family Investments, L.P., of which Dr. Peretz is general partner. Dr. Peretz disclaims beneficial ownership of such shares. Also includes the following shares, over which Dr. Peretz has shared voting and dispositive power: 310,257 shares owned by the family of Dr. Peretz, including his spouse and children; 18,174 shares held by a trust for which Dr. Peretz is a co-trustee; 73,618 shares held by a trust for the benefit of Dr. Peretz; 79,089 shares held by a trust for the benefit of Dr. Peretz’s spouse; and 1,000 shares held by each of two trusts for the benefit of Dr. Peretz’s childre n, for each of which Dr. Peretz is a co-trustee. Does not include 6,742 restricted stock units that will not vest within 60 days of March 31, 2007.

(6)	Shares owned by Peretz Partners, L.L.C. are also included in the total for Martin Peretz.

(7)
Consists of 420,277 shares owned by Mr. Clarke and 363,333 shares issuable to Mr. Clarke upon exercise of options within 60 days of March 31, 2007. Does not include 75,000 restricted stock units that will not vest within 60 days of March 31, 2007.

(8)	Does not include 6,742 restricted stock units that will not vest within 60 days of March 31, 2007.

(9)

Consists of 16,200 shares owned directly by Mr. Gruver, 20,800 shares owned by Mr. Gruver’s spouse and 25,000 shares issuable to Mr. Gruver upon exercise of options within 60 days of March 31, 2007. Does not include 6,742 restricted stock units that will not vest within 60 days of March 31, 2007.

(10)

Consists of 5,000 shares owned directly by Mr. Otte and 25,000 shares issuable to Mr. Otte upon exercise of options within 60 days of March 31, 2007. Does not include 6,742 restricted stock units that will not vest within 60 days of March 31, 2007.

(11)

Consists of 5,000 shares owned directly by Dr. Sonnenfeld and 50,000 shares issuable to Dr. Sonnenfeld upon exercise of options within 60 days of March 31, 2007. Does not include 6,742 restricted stock units that will not vest within 60 days of March 31, 2007.

(12)	Does not include 12,000 restricted stock units that will not vest within 60 days of March 31, 2007.

(13)

Consists of 1,666 shares owned directly by Mr. Broitman and 6,667 shares issuable to Mr. Broitman upon exercise of options within 60 days of March 31, 2007. Does not include 10,834 restricted stock units that will not vest within 60 days of March 31, 2007.

(14)

Consists of 5,991 shares owned by Mr. Goldstein and 76,666 shares issuable to Mr. Goldstein upon exercise of options within 60 days of March 31, 2007. Does not include 7,500 restricted stock units that will not vest within 60 days of March 31, 2007.

(15)	Consists of 81,618 shares owned by Mr. Lonergan and 141,666 shares issuable to Mr. Lonergan upon exercise of options within 60 days of March 31, 2007.

(16)

Consists of 7,681,127 shares held by the group and 935,831 shares issuable upon exercise of options within 60 days of March 31, 2007. Does not include 189,044 restricted stock units that will not vest within 60 days of March 31, 2007.

(17)

According to Independence Investment LLC’s filing with the SEC on Schedule 13G/A dated as of December 31, 2006, consists of 2,195,001 shares held in accounts managed on a discretionary basis by Independence Investments LLC, as investment advisor. Independence Investments LLC has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares, and the right to vote or direct the vote of 1,756,901 of such shares. The principal business address of Independence Investments LLC is 160 Federal Street, Boston, MA 02110.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s outstanding common stock, to file initial reports of ownership and reports of changes in ownership of common stock with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

          Based solely on its review of such reports received by the Company with respect to fiscal year 2006 and written representations from such reporting persons, the Company believes that all reports required to be filed under Section 16(a) have been timely filed by such persons, other than reports of two sales by James Cramer during the year pursuant to his 10b5-1 sales plan dated February 13, 2006. The first, in June 2006, was reported in August 2006 due to an oversight by the Company’s General Counsel, and the second, in December 2006, was reported three business days late due to a reporting error by Smith Barney, the brokerage firm handling the sale.

PROPOSAL 3
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee of the Board of Directors is responsible for the appointment of the Company’s independent registered public accounting firm. In fulfillment of that responsibility, the Audit Committee has selected Marcum & Kliegman LLP (“Marcum & Kliegman”) as the Company’s independent registered public accountants to examine the Company’s accounts for the fiscal year ending December 31, 2007, and has further directed that management submit the selection of such independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Marcum & Kliegman served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2006 and 2005. See “Information Regarding Change of Independent Public Accounting Firm.” Representatives of Marcum & Kliegman are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. If the stockholders do not ratify the selection of Marcum & Kliegman, the Audit Committee will reconsider their selection.

Fees of Independent Registered Public Accountants

          The following table sets forth the aggregate fees billed to TheStreet.com by Ernst & Young LLP, its independent registered public accounting firm for the quarterly period ended March 31, 2005, and by Marcum & Kliegman, its current independent registered public accounting firm, for services rendered with respect to the fiscal years ended December 31, 2006 and 2005:

	2006	2005

Ernst & Young LLP
Audit Fees	—	$31,871
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	2,904
Total E&Y Fees	—	$34,775

Marcum & Kliegman LLP
Audit Fees	$309,729	$296,500
Audit-Related Fees	13,045	7,000
Tax Fees	—	—
All Other Fees	—	8,331
Total M&K Fees	$322,774	$311,831

Total Fees	$322,774	$346,606

          Audit Fees consist of fees billed for professional services rendered in connection with the audit of the Company’s consolidated annual financial statements and review of its consolidated interim financial statements included in quarterly reports and services provided in connection with SEC filings, as well as assistance with responses to SEC comment letters regarding such filings. Audit fees for 2006 include fees rendered in connection with the audit of management’s assessment of internal control over financial reporting, as required by the Sarbanes-Oxley Act of 2002.

          Audit-Related Fees for 2006 consist of fees relating to review of an analysis of the future deductibility of the Company’s net operating loss carryforwards under Section 382 of the Internal Revenue Code, advice concerning the application of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109,” to the Company’s financial statements and advice concerning the proper accounting treatment of revenue and expense from newly-created acquisition and joint venture subsidiaries.

          Audit-Related Fees for 2005 consist of fees relating to an analysis of the impact of the adoption of Statement of Financial Accounting Standards No. 123(R), “Share Based Payment: An Amendment of FASB Statements 123 and 95” on the Company’s financial statements.

          Other Fees for 2005 include fees relating to accounting due diligence work (Ernst & Young and Marcum & Kliegman) and an analysis of proper accounting treatment in connection with certain stock option exercises (Marcum & Kliegman).

          The Audit Committee approves, on a case-by-case basis, all audit, review or attest services and permitted non-audit services (including the fee arrangements and terms in respect of such services) to be performed by the Company’s independent registered public accounting firm prior to its engagement to perform such services.

Information Regarding Change of Independent Public Accounting Firm

          The Audit Committee is responsible for the appointment of the Company’s independent registered public accounting firm, subject to ratification by stockholders at the Company’s annual meeting. On June 21, 2005, the Audit Committee engaged Marcum & Kliegman to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2005, after its dismissal of Ernst & Young, the Company’s independent registered public accounting firm since 2002.

          Ernst & Young’s reports on TheStreet.com’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

          During such fiscal years and through June 21, 2005, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter in its reports on TheStreet.com’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K. TheStreet.com provided Ernst & Young with a copy of the foregoing disclosures at the time of the filing of the Company’s Current Report on Form 8-K reporting the change in accountants.

          Since January 1, 2003 and through June 21, 2005, the Company did not consult with Marcum & Kliegman regarding: (i) the application of accounting principles to any transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Marcum & Kliegman concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

          The Board of Directors recommends that stockholders vote FOR the ratification of Marcum & Kliegman LLP as the Company’s independent registered public accounting firm.

2006 Report of the Audit Committee

          The primary function of the Audit Committee is to oversee the Company’s accounting, auditing and financial reporting processes. The Committee operates pursuant to a written charter adopted by the Board of Directors, which is publicly available on the investor relations section of the Company’s web site at www.thestreet.com/ir, under “Investor Research — Corporate Governance.”

          Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. In addition to preparing the Company’s financial statements in accordance with U.S. generally accepted accounting principles, management is responsible for assessing the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, as well as expressing an opinion on (1) management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (2) the effectiveness of the Company’s internal control over financial reporting.

          Generally, at meetings of the Audit Committee held during fiscal 2006, the Committee met with senior members of the Company’s finance department and members of the audit engagement team of Marcum & Kliegman LLP, the Company’s independent registered public accounting firm. The Committee also met with the Company’s general counsel to discuss legal, corporate governance and regulatory matters that concern the Company. In the performance of its oversight functions, the Committee reviewed and discussed with management and representatives of the independent registered public accounting firm the audited financial statements as of and for the year ended December 31, 2006, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s consolidated financial statements. The Committee also monitored the Company’s progress in assessing compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The Committee also met with representatives of the independent registered public accounting firm in private sessions, without members of the Company’s management being present, to discuss accounting, disclosure and internal control issues, including matters that the auditors are required to discuss with the Committee by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Company’s independent registered public accounting firm also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the independent registered public accounting firm its independence.

          Pursuant to the Audit Committee Charter, the Committee is also responsible for the appointment of the Company’s independent registered public accounting firm, evaluation of that firm’s performance and, when circumstances warrant, termination of that firm’s engagement. Accordingly, the Committee met with senior members of the Company’s financial management team in private sessions to discuss Marcum & Kliegman’s performance.

          It is not the duty or responsibility of the Committee to conduct auditing or accounting reviews and procedures. In performing their oversight responsibility, members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

          Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors

Daryl Otte, Chairman
Dr. Jeffrey A. Sonnenfeld
William R. Gruver

STOCKHOLDER PROPOSALS PURSUANT TO RULE 14a-8

          Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act, which in certain circumstances may call for the inclusion of qualifying proposals in the Company’s Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company’s Annual Meeting of Stockholders in 2008, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than December 26, 2007. Such proposals should be directed to TheStreet.com, Inc., Attention: Secretary, 14 Wall Street, New York, New York 10005.

          Except in the case of proposals made in accordance with Rule 14a-8, the Company’s Bylaws require that stockholders desiring to bring any business before the Company’s Annual Meeting of Stockholders in 2008 deliver written notice thereof to the Company no earlier than February 25, 2008 and no later than March 24, 2008, and comply with all other applicable requirements of the Bylaws. However, in the event that the Annual Meeting of Stockholders in 2008 is called for a date that is more than 30 days before or after the anniversary date of the Annual Meeting of Stockholders in 2007, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the date on which notice of the date of the Annual Meeting of Stockholders in 2008 was mailed to stockholders or made public, whichever first occurs. In order for a proposal made outside of the requirements of Rule 14a-8 to be “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company in accordance with the time limits set forth in the foregoing advance-notice Bylaw provision.

          The advance notice by stockholders must include the stockholder’s name and address, a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business, a brief description of the proposed business, the reason for conducting such business at the annual meeting, and any material interest of such stockholder in the proposed business. In the case of nominations for election to the Board of Directors, certain information regarding the nominee must also be provided.

OTHER MATTERS

          The last date for timely filing stockholder proposals relating to the Annual Meeting under the Company’s Bylaws was March 26, 2007. As of the date of this Proxy Statement, the Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.

          The Company’s Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2006 accompanies this Proxy Statement. The annual report, which contains audited financial statements, along with other information about TheStreet.com, is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

          It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, sign and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or over the Internet.

By Order of the Board of Directors, Jordan Goldstein Secretary New York, New York April 23, 2007

APPENDIX A

THESTREET.COM, INC.
2007 PERFORMANCE INCENTIVE PLAN

SECTION 1           Compensation Philosophy and Purpose

                         It is the philosophy of the Compensation Committee of the Board of Directors of TheStreet.com, Inc. (the “Company”) to enhance shareholders’ long term interests by (i) motivating executive officers to achieve the highest levels of performance; (ii) recruiting and retaining talented employees; (iii) competing with rapidly growing, respected public companies in businesses similar to ours within clear and rational guidelines; and (iv) creating a compensation environment driven by accountability.

                         In furtherance of this philosophy, the purpose of TheStreet.com, Inc. 2007 Performance Incentive Plan (the “Plan”) is to enable the Company and its Related Companies (as defined below) to attract and motivate highly qualified employees, directors, consultants and outside contributors to the products and services of the Company and its Related Companies, align their financial interests with long-term shareholder value creation, reward exceptional performance, and provide for a correspondingly negative impact in the event of underperformance. For purposes of the Plan, a “Related Company” means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

SECTION 2           Types of Awards

                         Awards under the Plan may be in the form of Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units (RSUs), Other Stock-Based Awards, and Cash Awards.

                         Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 3           Administration

                         3.1           The Plan shall be administered (i) with respect to awards to directors who are not employees, by the Company’s Board of Directors (the “Board”) and (ii) with respect to awards to all other participants, by the Compensation Committee of the Board or such other committee of directors as the Board shall designate, which shall consist of not less than two directors and whose members shall serve at the pleasure of the Board. The Board or committee of the Board which is administering the Plan within the authority granted in the preceding sentence is hereafter referred to as the “Committee.”

                         3.2           The Committee shall have the following authority and discretion with respect to awards under the Plan: to grant awards (subject to any limitations contained in the Plan); to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; to make all factual and other determinations necessary or advisable for the administration of the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

                           (1)           to determine whether and to what extent any award or combination of awards will be granted hereunder;

                           (2)           to select the employees, directors, consultants or outside contributors to whom awards will be granted;

                           (3)           to determine the number of shares of the common stock of the Company (the “Stock”) to be covered by each award granted hereunder subject to the limitations contained herein;

                           (4)           to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives (the “Performance Objectives”), continued employment, and such other factors as the Committee may establish, and to determine whether the Performance Objectives and other terms and conditions of the award have been satisfied;

                           (5)           to determine the treatment of awards upon an award holder’s retirement, disability, death, termination for cause or other termination of employment or service;

                           (6)           to determine whether amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently, or (ii) will be deferred and deemed to be reinvested or otherwise credited to the award holder and paid at the date specified in the award, or (iii) that the award holder has no rights with respect to such dividends;

                           (7)           to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent; and further provided, that unless specifically approved by the stockholders the Committee shall have no power to (i) amend the terms of previously granted Stock Options or SARs to reduce the option price or base price of such awards, or (ii) cancel outstanding Stock Options or SARs and grant substitute Stock Options or SARs with a lower option price or base price than the cancelled awards;

                           (8)           to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry out the purpose of the Plan;

                           (9)           to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period (in each case, subject to any restrictions imposed by Section 409A of the Internal Revenue Code (the “Code”);

                           (10)         to determine, pursuant to a formula or otherwise, the fair market value of the Stock on a given date; provided, however, that unless the Committee determines that a different measure is more appropriate, the fair market value of the Stock shall be the closing price of the Stock (on such exchange or market as is determined by the Committee to be the primary market for the Stock) on the date in question or, if the date in question is not a trading day on such market, then the trading day immediately following the date in question;

                           (11)         to provide that the shares of Stock received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;

                           (12)         to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws;

                           (13)         to the extent permitted by law, to delegate to a committee of two or more officers of the Company the authority to grant awards to employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934; provided, however, that any such delegation shall be set forth in a resolution of the Committee that specifies the total number of shares as to which awards may be granted under such delegation and any other limitations as may be imposed by the Committee; and

                           (14)         to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more employees or agents of the Company.

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                         3.3           The Committee shall have the right to designate awards as “Performance Awards.” The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a subsidiary, business unit, business segment or business line, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index that the Committee deems appropriate:

(1)	Net earnings or net income (before or after taxes);

(2)	Earnings per share;

(3)	Net sales or revenue growth;

(4)	Gross revenues (and/or gross revenue growth) and/or mix of revenues among the Company’s business activities;

(5)	Net operating profit (or reduction in operating loss);

(6)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(7)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(8)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(9)	Gross or operating margins;

(10)	Productivity ratios (and/or such ratios as compared to various stock market indices);

(11)	Stock price (including, but not limited to, growth measures and total shareholder return);

(12)	Stock price and market capitalization ratios (including, but not limited to, price-to-earnings ratio and enterprise multiple)

(13)	Expense targets;

(14)	Margins;

(15)	Operating efficiency;

(16)	Market share;

(17)	Customer satisfaction;

(18)	Employee satisfaction or retention;

(19)	Development and implementation of employee or executive development programs (including, but not limited to, succession programs);

(20)	Working capital targets;

(21)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(22)	Market value added;

(23)	Debt to equity ratio;

(24)	Strategic business goals relating to acquisitions, divestitures and joint ventures;

(25)	Business goals relating to web sites operated by the Company or a Related Company;

(26)	Business goals relating to advertising on the Company or a Related Company’s web sites; and

(27)	Business goals relating to subscriptions to the Company or a Related Company’s products and services.

                         The Committee may provide in any Cash Award or other Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during the performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the impact of adjustments to the Company’s deferred tax asset valuation allowance, (vii) acquisitions or divestitures, and (viii) foreign exchange gains and losses. To the

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extent such inclusions or exclusions affect awards intended to be performance-based within the meaning of Section 162(m) of the Code, they shall be prescribed in a form that meets the requirements of Section 162(m).

                         3.4           All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders.

                         3.5           The Committee may act by a majority of its members at a meeting (present in person or by conference telephone), by unanimous written consent or by any other method of director action then permitted under the General Corporation Law of the State of Delaware.

SECTION 4           Stock Subject to Plan

                         4.1           The total number of shares of Stock which may be issued under the Plan shall be 1,250,000 shares plus any unused shares authorized for awards under the Company’s 1998 Stock Incentive Plan (the “1998 Plan”), in each case subject to adjustment as provided in Section 4.4. No more than 1,000,000 shares may be granted with respect to incentive stock options (subject to adjustment as provided in Section 4.4) . Shares issued under the Plan may consist of authorized but unissued shares or shares which have been issued and reacquired by the Company. The payment of any award in cash shall not count against this share limit.

                         In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Company may assume or grant Stock Options or other awards in substitution for awards granted by such entity or an affiliate thereof, and such assumed or substituted awards shall not count against the share limit under this Plan. Any dividend equivalents that are granted with respect to other awards under this Plan and are paid in shares shall also not count against the share limit for the Plan.

                         4.2           To the extent a Stock Option or Stock Appreciation Right terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited (in each case including terminations and forfeitures of outstanding awards granted under the 1998 Plan), the shares subject to such award shall again be available for distribution in connection with future awards under this Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability with respect to any award, shall not count against the above limit, and shall again be available for grants under the Plan. In the event that any Stock Option or SAR is exercised or settled by delivery of only the net shares representing the appreciation in the Stock, only the net shares delivered shall be counted against the Plan’s share limit.

                         4.3           No individual shall be granted Stock Options, SARs, Restricted Stock, RSUs, or Other Stock-Based Awards, or any combination thereof with respect to more than 1,000,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 4.4) . The maximum Cash Award which may be paid to any individual in any fiscal year (measured at the end of the performance period or periods ending in the fiscal year, and without regard to increase in value of the award during any deferral period) is $7,000,000.

                         4.4           In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, reverse split, spin-off, split-up, split-off, extraordinary dividend, distribution of assets or other change in corporate structure affecting the Stock such that an adjustment is determined by the Board in its discretion to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year or which may be granted with respect to incentive stock options, (iii) the number and kind of shares or other property subject to outstanding awards, and (iv) the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards.

                         In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board or the Committee may take such action as it in its discretion deems appropriate to (i) subject to any limitations imposed by Section 409A of the Code, accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii)

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provide for the assumption of outstanding Stock Options or other awards by surviving, successor or transferee corporations or entities, (iv) provide that in lieu of shares of Stock, the award recipient shall be entitled to receive the consideration he or she would have received in such transaction in exchange for such shares of Stock (or the fair market value thereof in cash), and/or (v) provide that Stock Options and SARs shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options or SARs shall terminate.

                         No fractional shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

                         The Board’s determination as to which adjustments shall be made under this Section 4.4 and the extent thereof shall be final, binding and conclusive.

SECTION 5           Eligibility

                         Employees, directors, and consultants of the Company or a Related Company, and outside contributors to products and services of the Company or a Related Company are eligible to be granted awards under the Plan. In addition, awards may be granted to prospective employees, directors, consultants or outside contributors but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or Related Company. Incentive Stock Options may be granted only to employees and prospective employees of the Company or of any parent or subsidiary of the Company (as those terms are defined in Section 424 of the Code). The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

SECTION 6           Stock Options

                         6.1           The Stock Options awarded under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option is either designated as a Non-Qualified Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

                         6.2           Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

                           (1)           Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, but shall not be less than the fair market value of the Stock on the date of grant of the Stock Option. The date of grant of any Stock Option shall be the date of Committee approval of the Stock Option or a prospective date specified by the Committee, and for prospective employees, shall be no earlier than the first day of employment.

                           (2)           Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option shall have a term longer than ten years.

                           (3)           Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

                           (4)           Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving notice of exercise, in such manner as may be determined by the Company (which may be written or electronic), specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit affirming ownership of the shares) of shares of Stock already owned by the optionee, (iii) broker-assisted “cashless exercise” in which the option ee delivers a notice of exercise together with irrevocable

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instructions to a broker acceptable to the Company to sell shares of Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) application of shares subject to the Stock Option to satisfy the option price, (v) any other manner permitted by law, or (vi) any combination of the foregoing.

                           (5)           No Stockholder Rights. An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

                           (6)           Surrender Rights. The Committee may provide that options may be surrendered for cash upon any terms and conditions set by the Committee.

                           (7)           Non-transferability. Unless otherwise provided by the Committee, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee’s lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative. The Committee, in its sole discretion, may permit Stock Options to be transferred to such other transferees and on such terms and conditions as may be determined by the Committee.

                           (8)           Termination of Employment. Following the termination of an optionee’s employment or service with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions with respect to termination of employment or service for different reasons. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(2), a Stock Option which is outstanding on the date of an optionee’s death shall remain outstanding for an additional period after the date of such death. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or service.

                         6.3           Notwithstanding the provisions of Section 6.2, Incentive Stock Options shall be subject to the following additional restrictions:

                           (1)           No Incentive Stock Option shall have an option price which is less than 100% of the fair market value of the Stock on the date of grant of the Incentive Stock Option (or, with respect to prospective employees, on the first day of employment).

                           (2)           No Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted.

                           (3)           No Incentive Stock Option shall be awarded more than ten years after March 30, 2007, the date of Board approval of the Plan.

                           (4)           No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the fair market value of the Stock on the date of grant of the Incentive Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is granted.

                           (5)           The aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the shares with respect to which Incentive Stock Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an optionee in any calendar year shall not exceed $100,000.

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                           (6)           An optionee’s right to exercise an Incentive Stock Option shall be subject to the optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

                           (7)           Incentive Stock Options shall not be transferable by the optionee, other than by will or by the laws of descent and distribution. During the optionee’s lifetime, all Incentive Stock Options shall be exercisable only by such optionee.

                         The Committee may, with the consent of the optionee, amend an Incentive Stock Option in a manner that would cause loss of Incentive Stock Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.

                         6.4           Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof. Such substitute Stock Options may be granted on such terms as the Committee deems appropriate to prevent dilution or enlargement of the benefits under the prior award, notwithstanding any limitations on Stock Options contained in other provisions of this Section 6.

SECTION 7           Stock Appreciation Rights

                         A Stock Appreciation Right (“SAR”) shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Stock, or a combination thereof as determined by the Committee, equal in value to the excess of the fair market value of a share of Stock on the date of exercise over an amount specified by the Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine; provided, however, that no SAR shall have a base price below the fair market value of the Stock on the date of grant or a term longer than ten years. The award shall specify the number of shares of Stock as to which the SAR is granted.

SECTION 8           Restricted Stock

                         Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

                           (1)           The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Related Companies, upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine.

                           (2)           Stock certificates representing the Restricted Stock awarded shall be registered in the award holder’s name (or the holder shall be recorded as the owner of the shares on the books of the Company), but the Committee may direct that such certificates be held by the Company or its designee on behalf of the award holder (or that transfer restrictions be placed on the shares). Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or hi s or her designated beneficiary in the event of death), (or the award holder (or his or her designated beneficiary in the event of death) shall be duly recorded as the owner of the shares on the books of the Company), in each case free of all restrictions.

                           (3)           The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock (or pursuant to adjustment under Section 4.4) shall be subject to the same restrictions as the Restricted Stock.

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                           (4)           Except as may be provided by the Committee, in the event of an award holder’s termination of employment or service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock’s fair market value on the date of forfeiture, if lower, shall be paid to the award holder.

                           (5)           The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code if such waiver would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).

SECTION 9           Restricted Stock Units

                         Subject to the following provisions, all awards of Restricted Stock Units (“RSUs”) shall be in such form and shall have such terms and conditions as the Committee may determine:

                           (1)           The Restricted Stock Unit award shall specify the number of RSUs to be awarded and the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred. The Committee may condition the grant or vesting of Restricted Stock Units, or receipt of Stock or cash at the end of the Deferral Period, upon the completion of a specified period of service with the Company and/or its Related Companies, upon the attainment of specified Performance Objectives, or upon such other criteria as the Committee may determine.

                           (2)           Except as may be provided by the Committee, RSU awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

                           (3)           At the expiration of the Deferral Period, the award holder (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the RSU award (or the shares shall be duly recorded as owned by such holder on the books of the Company), (ii) cash equal to the fair market value of such Stock, or (iii) a combination of shares and cash, as the Committee may determine.

                           (4)           Except as may be provided by the Committee, in the event of an award holder’s termination of employment or service before the RSU has vested, his or her RSU award shall be forfeited.

                           (5)           The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Restricted Stock Unit award (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code if such waiver would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code). In addition, the Committee shall not accelerate the payment of an RSU if such acceleration would violate Section 409A of the Code.

SECTION 10         Other Stock-Based Awards

                         The Committee may grant Other Stock-Based Awards, which shall consist of any right that is not an award described in Sections 6, 7, 8 or 9 hereof and that is denominated or payable in Stock, or valued in whole or in part by reference to or otherwise based on or related to Stock (including, without limitation, securities convertible into Stock). The Committee shall determine the terms and conditions of any such award, subject to any limitations contained in the Plan.

SECTION 11         Cash Awards

                         11.1         The Committee may grant Cash Awards, which shall entitle the award holder to receive cash upon the satisfaction of the Performance Objectives and other terms and conditions set forth in the award. At

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the time of grant of a Cash Award, the Committee shall specify the applicable Performance Objectives and the performance period to which they apply, as well as the amount of the Cash Award to be paid upon satisfaction of the Performance Objectives (which may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the Performance Objectives). The Committee may determine that a Cash Award shall be payable upon achievement of any one Performance Objective, or any one of several Performance Objectives, or that two or more of the Performance Objectives must be achieved as a condition to payment of a Cash Award.

                         11.2         The Committee shall specify at the time of grant of a Cash Award the date or dates such Cash Award, to the extent earned, shall be payable, and may require all or a portion of the Cash Award to be deferred and payable only upon satisfaction of continued employment or other specified conditions. The Committee may also permit all or a portion of a Cash Award to be deferred at the award holder’s election, subject to Section 409A of the Code. Deferred portions of a Cash Award may be credited with interest, deemed invested in Stock, or deemed invested in such other investments as the Committee may specify.

                         11.3         The following additional requirements shall apply to Cash Awards intended to qualify as performance-based under Section 162(m) of the Code:

                           (1)           the Performance Objectives shall be established by the Committee not later than the earlier of (i) 90 days after the beginning of the applicable performance period, or (ii) the time 25% of such performance period has elapsed;

                           (2)           the Performance Objectives shall be objective and the achievement of such Performance Objectives shall be substantially uncertain (within the meaning of Section 162(m) of the Code) at the time the Performance Objectives are established;

                           (3)           the amount of the Cash Award payable upon each level of achievement of the Performance Objectives must be objectively determinable, except that the Committee shall have the right to reduce (but not increase) the amount payable, in its sole discretion; and

                           (4)           prior to payment of any Cash Award, the Committee shall certify in writing, in a manner which satisfies the requirements of Section 162(m) of the Code, that the Performance Objectives have been satisfied.

SECTION 12         Tax Withholding

                         Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any payment of any kind otherwise due to the award holder.

                         To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an award holder may elect to have the minimum amount of any required tax withholding with respect to any awards hereunder satisfied by having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award. Alternatively, the Committee may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the minimum withholding tax obligations with respect to the award.

SECTION 13         Beneficiary of Award Holder

                         13.1         Each award holder shall have the right, at any time, to designate any person or persons as such person’s Beneficiary or Beneficiaries (both primary and contingent) to whom payment in respect of the award holder’s awards under this Plan shall be paid in the event of the award holder’s death. Each Beneficiary designation shall become effective only when filed in writing with the Company during the award holder’s lifetime on a form provided by the Company. If an award holder is married, his or her designation of Beneficiary or Beneficiaries other

9

than his/her spouse or his/her estate shall not be effective unless the Beneficiary designation has been signed by the spouse and notarized.

                         13.2         If an award holder fails to designate a Beneficiary as provided above or if all designated Beneficiaries predecease the award holder, payment of the holder’s awards shall be made to the holder’s estate.

SECTION 14         Amendments and Termination

                         14.1         The Plan is of unlimited duration. However, no award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Stock Options or SARs) shall be granted after the Company’s annual meeting held in 2012 unless the material terms of the performance goals (as defined in Section 162(m)) have been reapproved by the Company’s stockholders within the five years prior to such grant.

                         14.2         The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent. Amendments may be made without stockholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Stock is listed or traded.

                         14.3         The Committee may amend the terms of any award prospectively or retroactively, subject to the limitations set forth in Section 3.2(7) hereof.

                         14.4         Notwithstanding the foregoing provisions of this Section 14, the Committee shall have the right, in its sole discretion, to amend the Plan and all outstanding awards without the consent of stockholders or award holders to the extent the Committee determines such amendment is necessary or appropriate to comply with Section 409A of the Code.

                         14.5         Notwithstanding any other provision of the Plan or of any award, the Committee shall have the right, in its sole discretion, to terminate the Plan and all outstanding awards (or, to the extent permitted under Section 409A of the Code, to terminate all awards subject to Section 409A of the Code) and distribute amounts payable under such awards immediately prior to or within 12 months after the occurrence of a change in control event (as defined under Section 409A).

SECTION 15         Change of Control

                         15.1         In the event of a Change of Control, if (and only to the extent) so determined by the Committee and specifically documented in either a special form of agreement at the time of grant or an amendment to an existing agreement, in each case on an individual-by-individual basis:

                           (1)           all or a portion (as determined by the Committee) of outstanding Stock Options and/or SARs awarded to such individual under the Plan shall become fully exercisable and vested; and

                           (2)           the restrictions applicable to all or a portion (as determined by the Committee) of any outstanding Restricted Stock awards, RSU awards and/or Other Stock-Based Awards under the Plan held by such individual shall lapse and such shares and awards shall be deemed fully vested.

                         In addition, the Committee may, in its sole discretion, determine the treatment of Cash Awards upon a Change of Control and, to the extent permitted under Section 409A of the Code, accelerate the payment date of all or any portion of an award holder’s RSU awards and Cash Awards upon a Change of Control.

                         15.2         A “Change of Control” means the happening of any of the following:

                           (1)           the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company and its subsidiaries as determined immediately prior to that date and any of its or their employee benefit plans) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power

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of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company, if such person or group deemed a person was not a beneficial owner of at least five percent (5%) of such total combined voting power of the Company immediately prior to the Company’s initial public offering;

                           (2)           the date on which a majority of the members of the Board consist of persons other than Current Directors (which term shall mean any member of the Board on the effective date of this Plan and any member whose nomination or election has been approved by a majority of Current Directors then on the Board);

                           (3)           the date of consummation of a merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of voting securities of the Company, or (y) where the members of the Company’s Board of Directors, imme diately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger; or

                           (4)           the sale of all or substantially all of the assets of the Company; or

                           (5)           the date of approval by the stockholders of the Company of a plan of complete liquidation of the Company.

SECTION 16         General Provisions

                         16.1         Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock, is necessary or desirable in order to satisfy any legal requirements, or the issuance, sale or delivery of any shares of Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option or SAR shall be suspended, such award shall not be granted, and/or the shares subject to such award will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful. The application of this Section shall not extend the term of any Stock Option or other award. The Company shall have no obligation to effect any registration or qualification of the Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 16.1.

                         16.2         Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including arrangements providing for the issuance of Stock. Nothing in the Plan nor any award hereunder shall confer upon any award holder any right to continued employment or service with the Company or a Related Company, or interfere in any way with the right of any such company to terminate such employment or service.

                         16.3         Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

                         16.4         No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

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                         16.5         Although the Company may endeavor to qualify an award for favorable tax treatment (e.g. incentive stock options under Section 422 of the Code) or to avoid adverse tax treatment (e.g. under Section 409A of the Code), the Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment.

                         16.6         Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Related Company and an award holder, and no award holder will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award holder acquires a right to receive payments from the Company or any Related Company pursuant to an award, such right shall not be greater than the right of an unsecured general creditor.

                         16.7         The Plan and all awards hereunder shall be governed by the laws of the State of New York without giving effect to conflict of laws principles.

                         16.8         This Plan shall be effective on March 30, 2007, subject to approval of the Company’s stockholders at the 2007 annual meeting.

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FORM OF PROXY CARD

THESTREET.COM, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 24, 2007

The undersigned hereby appoints Thomas J. Clarke, Jr. and Jordan Goldstein, each with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote, as designated on the reverse side, all shares of Common Stock, $.01 par value, of TheStreet.com, Inc. (the “Company”) owned by the undersigned, at the Annual Meeting of Stockholders (the “Meeting”) to be held on Thursday, May 24, 2007, at 10:00 a.m at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, upon such business as may properly come before the Meeting or any adjournment or postponement thereof, including the matters set forth on the reverse side. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

THESTREET.COM, INC.

May 24, 2007

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the
envelope provided as soon as possible.
-OR-	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES
(1 -800-776-9437) from any touch-tone telephone
and follow the instructions. Have your proxy card	ACCOUNT NUMBER
available when you call.
-OR-
INTERNET - Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy
card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

          Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

The Board of Directors recommends a vote FOR each Nominee and FOR Proposals 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR ALL	FOR ALL EXCEPT	WITHHOLD
		NOMINEES	(See instructions	AUTHORITY FOR
			below)	ALL NOMINEES
PROPOSAL 1.	Election of Class II Directors
	(term to expire in 2010)	☐	☐	☐

Nominees:	o Daryl Otte

o William R. Gruver

o Jeffrey M. Cunningham

INSTRUCTION:	To withhold authority for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you with to withhold, as shown here: •
	FOR	AGAINST	ABSTAIN

PROPOSAL 2: Approval of TheStreet.com 2007
Performance Incentive Plan.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
PROPOSAL 3: Ratification of the appointment of
Marcum & Kliegman LLP as the Company's
independent registered public accounting firm for	☐	☐	☐
the fiscal year ending December 31, 2007.

Unless a contrary direction is indicated this Proxy will be voted FOR each Nominee and FOR Proposals 2 and 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

The undersigned hereby acknowledges receipt of the Notice of TheStreet.com’s Annual Meeting of Stockholders, the Proxy Statement and the 2006 Annual Report to Stockholders furnished herewith.

To change the address on your account, please check the box at right and indicate your new address in the adjacent address space. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder ______________________________________     Date: _______________

Signature of Stockholder ______________________________________     Date: _______________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.